                                                          EX-10.3




                           RETIREMENT PENSION PLAN

                               FOR EMPLOYEES OF

                            TRANS-LUX CORPORATION

                                     AND

                         CERTAIN OF ITS SUBSIDIARIES

                              AND/OR AFFILIATES




                          Effective January 1, 1945




                                As Amended and
                              Restated Effective
                               August 14, 1996



                      (Most recent determination letter
                            dated March 17, 1994)

                                   PREAMBLE

        Pursuant to a resolution of the Board of Directors of each of the participating corporations (defined in Section I as the "Company"), the Retirement Pension Plan for the benefit of the eligible employees of each participating corporation was adopted effective as of January 1, 1945. The Plan was amended and restated in its entirety effective as of January 1, 1976. The Plan was again amended and restated effective January 1, 1985 to conform to the applicable provisions of the Tax Equity Act of 1984, the Retirement Equity Act of 1984 and, furthermore, to incorporate amendments generally effective January 1, 1984 with respect to the Tax Equity and Fiscal Responsibility Act. The Plan is hereby further amended and restated for the primary purpose of conformance to the Tax Reform Act of 1986 and other applicable legislation and to incorporate amendments made to the Plan since the last restatement. The Plan as amended and restated shall apply to Employees who have one Hour of Service on and after January 1, 1989 (or at any later or earlier date which is specifically stated herein). The rights of those Employees who have retired, died or terminated employment shall be governed by the Plan in existence on the date of retirement, death, or termination of employment and shall not be changed by virtue of this Plan as amended or restated unless specifically provided for herein.

                                    INDEX


      INTRODUCTION...................................................(i)

      SECTION I:      DEFINITIONS...................................1-20

      SECTION II:     ELIGIBILITY..................................21-23

      SECTION III:    RETIREMENT  DATES............................24-26

      SECTION IV:     RETIREMENT  BENEFITS.........................27-39

      SECTION V:      NORMAL FORM OF BENEFIT AT RETIREMENT.........40-43

      SECTION VI:     OPTIONAL FORM OF BENEFITS....................44-48

      SECTION VII:    DEATH  BENEFITS..............................49-53

      SECTION VIII:   CONTRIBUTIONS................................54-55

      SECTION IX:     TERMINATION OF SERVICE.......................56-60

      SECTION X:      DISABILITY...................................61-62

      SECTION XI:     TIME OF COMMENCEMENT OF PAYMENT..............63-70

      SECTION XII:    REEMPLOYMENT.................................71-72

      SECTION XIII:   LIMITATION OF ASSIGNMENT.....................73-74

      SECTION XIV:    LIMITATION OF RIGHTS OF EMPLOYEE................75

      SECTION XV:     AMENDMENT TO OR TERMINATION OF THE PLAN......76-81

      SECTION XVI:    GOVERNMENTAL  RESTRICTIONS...................82-88

      SECTION XVII:   ADMINISTRATION OF THE PLAN...................89-95

      SECTION XVIII:  TRUST  AGREEMENT................................96

      SECTION XIX:    TOP HEAVY PROVISIONS........................97-105

      SECTION XX:     MISCELLANEOUS..............................106-108

      APPENDIX A:     OPTION  FACTORS............................109-111

                                 INTRODUCTION


    The Retirement Plan for Employees of Trans-Lux Corporation is amended and restated effective January 1, 1989 (unless such earlier date is specified herein).

    The Plan as amended and restated shall apply to employees who perform one Hour of Service on and after January 1, 1989. The terms and conditions of the Plan for employees who have retired, died or have terminated prior to January 1, 1989 shall be governed by the Plan in existence on the date of such retirement, death or termination unless specifically provided otherwise herein.

                                      i

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                                  SECTION I

                                 DEFINITIONS

    The following words and phrases shall be defined as stated below, unless a different meaning is clearly indicated by the context.

    1.1 "Accrued Benefit" means the annual amount of a Member's retirement benefit under the normal form of payment provided in Section 5.2 hereof and payable as of the Member's Normal Retirement Date or as of the date the Member otherwise ceases to be an Employee, whichever is applicable. A Member's Accrued Benefit shall be computed in accordance with Section 4.1 hereof based on the Member's Salary at the time of computation and his expected years of Credited Service at the date of calculation. A Member's Accrued Benefit shall not be reduced on account of any increase in the Member's age or service.

    1.2 "Act" means the Employee Retirement Income Security Act of 1974 and any amendments thereto.

    1.3 "Actuarial Equivalent," when used with reference to any form of benefit, means a form of benefit which has the same value as the referenced benefit, based on the actuarial factors set forth in Appendix A hereof.

    1.4 "Actuary" means a person who is enrolled by the Joint Board for the Enrollment of Actuaries established under the Act and engaged by the Pension Committee on behalf of the Members.

                                      1


    1.5 "Adjustment Factor" means the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for Plan Years beginning after December 31, 1987, applied to such items and in such manner as the Secretary shall prescribe.

    1.6 "Affiliated Employer" shall mean the Company and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

    1.7 "Approved Leave of Absence" means an unpaid leave of absence granted by the Company for such reason as the Pension Committee may determine by rules applied in a non-discriminatory manner to persons in similar circumstances.

    1.8 "Beneficiary" means any person (including a Contingent Annuitant), designated by the Member to receive any death benefits which may be payable under the Plan in the event of the Member's death. Such Beneficiary designation is subject to the spousal consent requirements of Section 5.1.

    1.9 "Board" means the Board of Directors of Trans-Lux Corporation.

    1.10 "Code" means the Internal Revenue Code of 1986 as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

    1.11 "Company" means Trans-Lux Corporation and any subsidiary or Affiliated Employer as shall adopt the Plan by resolution of their respective Boards of Directors under the terms and conditions set forth by the Board.

    1.12 "Contingent Annuitant" means a person designated by a Member, who has elected a Joint and Survivorship Annuity option under Section 6.1(b) hereof, to receive any death benefit payable under such option. Designation of a Contingent Annuitant is subject to the spousal consent requirements of Section 5.1.

    1.13 "Credited Service" means for an Employee who first completes an Hour of Service after January 1, 1986, the years of service rendered by an Employee to the Company commencing on the first of the month coincident with or next following the completion of one Year of Eligibility Service and ending on his Deferred, Normal, or Earlier

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         Retirement Date, date of death, or other termination of employment.
         In the year of a Member's Deferred, Normal or Earlier Retirement Date, date of death or other termination of employment, such Member shall accrue Credited Service at the rate of 1/12th of a year for each month during which he is credited with at least one Hour of Service for the performance of duties.

             For an Employee who first performs an Hour of Service prior to January 1, 1986, Credited Service shall begin on the earlier of a) January 1st nearest to the completion of one Year of Eligibility Service or b) the first of the month coincident with or next following the completion of one Year of Eligibility Service.

             Notwithstanding anything in this Section 1.13 to the contrary, all periods of service in the uniformed services of the United States (as defined in Section 4303(13) and 4303(16) of the Uniformed Services Employment and Reemployment Rights Act of 1994) shall be included in the Employee's Credited Service if he returns to employment with the Company or an Affiliated Employer having applied to return while his reemployment rights were protected by law.

    1.14 "Employee" means any person employed on a salaried basis, including an officer or director who is otherwise regularly employed in the service of the Company, who received earnings from the Company other than a pension, severance pay, retainer, or fee under contract. The term "Employee" shall include leased employees (as defined in Section 414(n) (2) of the Code) for purposes of Section 410 of the Code but such employees shall not be eligible for participation in the Plan. "Employee" does not include any person covered by a collective bargaining agreement, to which the Company is a party unless such agreement specifically provides for participation in the Plan. "Employee" may, however, include the employee of another company whose assets the Company may acquire and the Board admits to membership in the Plan on such terms and conditions as it may in its discretion decide, provided that it shall act in a uniform and non-discriminatory manner.

             Effective as of January 1, 1996, `Employee' shall also include salaried employees of Integrated Systems Engineering, Inc., as well as full-time salaried employees of the theater executive office and theater managers.

             The Chairman of the Board shall not be eligible to participate in the Plan and immediately upon his election as Chairman shall cease to be a member of the Plan.

    1.15 "Final Average Salary" means the average of a Member's Salaries during the 60 highest months within the final 120 months of service preceding his Normal, Deferred or Earlier Retirement Date (whichever is applicable), death, or other severance of employment; provided, however, that if such Member has less than 60 months of Salaries as of the applicable date, his average salary for the actual period of service prior to such applicable date shall be used.

    1.16 "Highly Compensated Employee" means:

         (a) with respect to any Plan Year for which an election is not made under paragraph (b) below, any employee of the Company or an Affiliated Employer (whether or not eligible for membership in the Plan) who satisfies the criteria of subparagraph (i), (ii), or (iii):

             (i) During the look-back year the employee:

                 (A) received statutory compensation in excess of $75,000
                     multiplied by the adjustment factor;

                 (B) received statutory compensation in excess of $50,000
                     multiplied by the adjustment factor and was among the highest 20 percent of employees for that year when ranked by statutory compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Company may determine on a consistent basis pursuant to Section 414(q)(8) of the Code; or

                 (C) was at any time an officer of the Company or an
                     Affiliated Employer and received statutory compensation greater than 50 percent of the dollar limitation on maximum benefits under Section 415(b)(1)(A) of the Code for such Plan Year. The number of officers is limited to 50 (or, if lesser, the greater of three employees or 10 percent of employees excluding those employees who may be excluded in determining the top paid group). If no officer has statutory compensation in excess of 50 percent of the dollar limitation on maximum benefits under Section 415(b)(1)(A) of the code, the highest paid officer is treated as a Highly Compensated Employee.

            (ii) During the determination year, the employee satisfies the criteria under (A), (B), or (C) of (i) above and is one of the 100 highest paid employees of the Company or an Affiliated Employer.

           (iii) During the determination year or the look-back year the employee was at any time a 5-percent owner of the Company or an Affiliated Employer.

            (iv) To the extent permitted under regulations, the Company may elect to determine the status of Highly Compensated Employees under this paragraph (a) on a current calendar year basis.

             (v) Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Company or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

             The provisions of this paragraph shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this paragraph inconsistent therewith.

         (b) Notwithstanding the foregoing, for each Plan Year the Company may elect to determine the status of Highly Compensated Employees under the simplified snapshot method described in IRS Revenue Procedure 93-42. With respect to any Plan Year for which such an election is made, the term "Highly Compensated Employee" shall mean any employee who satisfies the criteria of paragraph (a) above when determined on the basis of the snapshot population and the snapshot day (as defined below) or who:

             (i) terminated employment prior to the snapshot day and was a
                 Highly Compensated Employee in the prior year; or

            (ii) became employed subsequent to the snapshot day or terminated employment prior to the snapshot day and (A) is a 5-percent owner, (B) has compensation for the Plan Year greater than or equal to the projected compensation of any employee who is treated as a Highly Compensated Employee on the snapshot day (except for employees who are Highly Compensated Employees solely because they are 5-percent owners or officers), or (C) is an officer and has compensation greater than or equal to the projected compensation of any other officer who is a Highly Compensated Employee on the snapshot day solely because that person is an officer.

             The provisions of this paragraph (b) shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code, and its applicable regulations, which are not inconsistent with the foregoing provisions of this paragraph (b).

         (c) For purposes of this Section 1.16, the following terms shall have the following meanings:

             (i) the `determination year' shall mean the Plan Year and the `look-back year' means the 12- month period immediately preceding the determination year.

             (ii)  `snapshot day' shall mean December 31.

             (iii) `snapshot population' means all employees of the Company and Affiliated Employers on the snapshot day; and

             (iv) `statutory compensation' means the wages, salaries, and other amounts paid in respect of any employee for service actually rendered to the Company or an Affiliated Employer, including by way of example, overtime, bonuses, and commissions, but excluding deferred compensation, stock plans, and other distributions which receive special tax benefits under the Code. Any employee's statutory compensation shall be determined prior to any reduction under a cash or deferred arrangement which meets the requirements of Section 401(k) of the Code or any reductions pursuant to a cafeteria plan under Section 125 of the Code.

    1.17 "Hour of Service" means:

         (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for an Affiliated Employer;

         (b) each hour for which an Employee is paid or entitled to payment by an Affiliated Employer prior to his termination of employment with the Affiliated Employer, up to a maximum of 501 hours for any single continuous period on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity, (including disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence, the Employee will not be credited with the Hours of Service if no duties are performed and payment is made or due under a plan maintained solely for the purpose of complying with the applicable workers compensation or unemployment compensation or disability insurance laws and Hours of Service will not be credited for payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee;

         (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated

             Employer, provided, however, that no more than 501 Hours of Service will be credited for payments of back pay to the extent that such back pay is awarded or agreed to for a period during which an Employee did not or would not have performed duties. Hours of Service shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations which are herein incorporated by reference. Such hours of Service shall be credited under either subparagraphs (a), (b), and (c) of this definition 1.16.

         Hours of Service shall include all periods of an Employee's service in the services of the United States (as defined in Sections 4303(13) and 4303(16) of the Uniformed Services Employment and Reemployment Rights Act of 1994) if the Employee returns to employment with the Company or an Affiliated Company having applied to return while his reemployment rights were protected by law.

    1.18 "Member" means any Employee participating in the Plan in accordance with Section II hereof.

    1.19 "One Year Break in Service" means a Plan Year during which an Employee or Member shall not have accumulated more than 500 Hours of Service.

             For Plan Years commencing on or after January 1, 1985, solely for purposes of determining whether a Break in Service has occurred, an Employee will be granted Hours of Service, which otherwise would normally not have been credited up to a maximum of 501 Hours of Service for absences due to pregnancy, birth or adoption of a child or caring for a child following birth or adoption, provided the Employee furnishes the Pension Committee with such timely information as the Committee shall require that such absence from service is the result of the reasons specified under this paragraph. For purposes of the preceding sentence, Hours of Service shall be credited in the Year of Eligibility Service or year of Vesting Service (whichever is applicable) in which such absence occurs if such crediting of Hours of Service would prevent a Break in Service. In each other case, such Hours of Service will be credited in the subsequent Year of Eligibility Service or year of Vesting Service. Commencing August 5, 1993, solely for the purpose of determining whether a Break in Service has occurred, an Employee will be granted hours of Service for a period of leave on or after such date granted pursuant to the

         Family and Medical Leave Act of 1993 and its regulations for the birth, adoption, or placement of a child, to care for a spouse or an immediate family member with a serious illness, or for the employee's own illness.

             Effective October 13, 1996, a Break in Service shall not be deemed to have occurred if the Employee is absent because of service in the uniformed services of the United States (as defined in Sections 4303(13) and 4303(16) of the Uniformed Services Employment and Reemployment Rights Act of 1994) and he returns to employment with the Company or an Affiliated Employer having applied to return while his reemployment rights were protected by law.

    1.20 "Pension Committee" means the committee which shall direct the general administration of the Plan in accordance with Section XVII hereof.

    1.21 "Plan" means the Retirement Pension Plan for Employees of Trans-Lux Corporation and certain of its subsidiaries and affiliates.

    1.22 "Plan Year" means the consecutive 12-month period commencing on January 1 of each year.

    1.23 "Qualified Domestic Relations Order" means a judgement, decree, or order which relates to the provision of child support, alimony payments, or marital property rights of a Spouse, former spouse, child or other dependent of a Member made pursuant to a State domestic relations order. Such Qualified Domestic Relations Order must specify the name and address of the Member and alternate payee, the amount or percentage (or a determination thereof) of the Member's benefit to be paid to the alternate payee, the number of payments (or periods) to which the order applies and that the order applies to the Plan.

    1.24 "Qualified Joint and Survivor Annuity" means the benefit payable at retirement for the life of the Member with payments continuing after his death to, and for the life of, his Spouse in an amount equal to half of the amount of the benefits payable during the joint lives of the Member and his Spouse and which is the Actuarial Equivalent of a benefit payable for the life of the Member.

    1.25 "PBGC" means the Pension Benefit Guaranty Corporation.

    1.26 "Reemployment Commencement Date" means the date on which an Employee completes his first Hour of Service following his last One Year Break in Service.

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    1.27 "Retirement Commencement Date" means the first day of the first period for which a Member's retirement benefits are paid as an annuity or in any other form, regardless of the actual date of payment.

    1.28 "Retirement Date" means a Member's Normal, Earlier or Deferred Retirement Date as set forth in Section III.

    1.29 "Salary" means the basic compensation, excluding overtime, bonuses, and commissions, paid to an Employee of the Company. Salary shall also include amounts elected by the Employee and deferred through a salary reduction feature of a qualified profit sharing plan meeting the requirements of Code Section 401(k). Effective January 1, 1989, Salary for any purpose under the Plan shall be limited to $200,000 in any Plan Year multiplied by the Adjustment Factor, for Plan Years beginning in 1990, and each Plan Year thereafter.

             In determining Salary of a Member for purposes of this limitation, the rules of section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the Spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the calendar year. If, as a result of the application of such rules, the adjusted $200,000

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         limitation is exceeded, then the limitation shall be pro-rated among the affected individual's Salary determined under this section prior to the application of the limitation.

             Salary for any prior Plan Year that is taken into account in determining benefits in a current Plan Year shall be subject to the applicable Salary limitation of the prior Plan Year. For this purpose, Salary for Plan Years beginning before January 1, 1990, shall be deemed to be limited to $200,000.

             Notwithstanding the above, effective for years beginning on and after January 1, 1994, the Salary taken into account under the Plan shall not exceed $150,000 as adjusted by the Adjustment Factor in $10,000 increments rounded down to the nearest $10,000 in accordance with Code Sections 401(a)(17) and 415(d). The limitation of this paragraph shall not operate so as to reduce a Member's Accrued Benefit to an amount which is less than such Member's Accrued Benefit determined on December 31, 1993 without regard to this provision and, further provided that a Member's Salary earned prior to January l, l994 shall continue to be adjusted in accordance with this Section
         1.28 as if the $200,000 limitation, and any adjustments thereto, continued to apply.

             Solely to the extent it does not violate the provisions of
         Section 415 of the Code or any other provision of applicable law, the salary to be used for determining the Accrued Benefit earned by such an Employee during his years in the uniformed services of the United States shall be the salary the Employee would have received but for his service in the uniformed services of the United States or, if the Pension Committee determines that such rate cannot be determined with reasonable certainty, the Employee's average rate of compensation during the 12-month period (or his entire period of employment, if less) immediately preceding the Employee's service in the uniformed services of the United States.

    1.30 "Spouse" means the legally married husband or wife of a Member. In certain circumstances the Committee shall determine the designation of a Spouse.

    1.31 "Social Security Covered Compensation" means, for a Plan Year, the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending on the last day of the calendar year in which the Member attains Social Security Retirement Age. In determining a Member's covered compensation for a Plan Year, the taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is being made. A Member's covered compensation for a Plan Year after the 35-year period is the Member's covered compensation for the Plan Year during which the Member attained Social Security Retirement Age. A Member's covered compensation before the 35-year period is the taxable wage base in effect as of the beginning of the Plan Year. A Member's covered compensation shall automatically be adjusted for each Plan Year.

    1.32 "Social Security Retirement Age" means the age used as the retirement age for the Member under Section 216(l) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(i)(2) of such Act were age 62.

    1.33 "Terminated Vested Participant" means a Member who has terminated employment with an Affiliated Employer for reasons other than death or retirement, at any time after he has attained a non-forfeitable interest in his Accrued Benefit in accordance with Section 9.2 or
         Section 9.3, whichever is applicable.

    1.34 "Trust Agreement" means the agreement providing for the Trust Fund.

    1.35 "Trustee" means the trustee under the Trust Agreement or any successor trustee.

    1.36 "Trust Fund" or "Fund" means the fund established under a Trust Agreement by contributions made by the Company.

    1.37 "Vesting Service" means the period of service of an Employee with an Affiliated Employer, as determined under Section 9.4 hereof, recognized for purposes of determining eligibility for a nonforfeitable benefit under Section IX of the Plan.

    1.38 "Year of Eligibility Service" means the completion of 1,000 Hours of Service in an eligibility computation period. The eligibility computation period is the 12 consecutive month period commencing on the date the Employee first performs an Hour of Service for an Affiliated Employer and each anniversary thereof.

                                  SECTION II

                                 ELIGIBILITY

    2.1 Each Member of the Plan as of December 31, 1975 shall continue to be a Member of the Plan on January 1, 1976.

    2.2 Each Employee on and after January 1, 1976 and prior to January 1, 1985 shall become a Member on the January 1 nearest the date on which he completes one Year of Eligibility Service and attains age 25.

    2.3 Each other Employee on and after January 1, 1985, shall become a Member on the January 1 nearest the date on which he completes one Year of Eligibility Service and attains age 21.

    2.4 A Member, who ceases to be an Employee, due to his becoming covered under another pension or retirement plan established pursuant to a collective bargaining agreement to which the Company is a party, will be deemed to continue as a Member of this Plan with respect to his Accrued Benefit as of the date of such coverage. No Credited Service shall be earned during the period of such coverage. Upon becoming once again an Employee, he shall resume Plan participation as of the date he again becomes an Employee. If such a Member receives credit for service under a plan established pursuant to such collective bargaining agreement, which service is also Credited Service under this Plan, his Accrued Benefit based on such Credited Service under

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        this Plan shall be reduced by the Actuarial Equivalent of the benefit for such service under such other plan.

    2.5 An Employee who incurs a One Year Break in Service prior to January 1, 1985 and who is not entitled to a nonforfeitable benefit pursuant to
        Section 9.2 shall be admitted or readmitted to membership on his Reemployment Commencement Date and prior Years of Eligibility Service shall be restored on such date provided that the number of consecutive One Year Breaks in Service does not equal or exceed his aggregate Years of Eligibility Service accrued prior to such One Year Break in Service and is not disregarded as a result of a previous One Year Break in Service, and further provided that, the Employee has satisfied the minimum age and service requirements of this Plan.

            An Employee who (i) is not entitled to a nonforfeitable benefit pursuant to Sections 3.1, 9.2, or 9.3 and (ii) incurs a One Year Break in Service on or after January 1, 1985, shall be admitted or readmitted to membership on his Reemployment Commencement Date provided such Employee has met the minimum age and service requirements of this Section II. Prior Years of Eligibility Service, not previously disregarded as a result of a previous One Year Break in Service, shall be restored as of the Reemployment Commencement Date provided the consecutive number of One Year Breaks in Service does not equal or exceed the greater of:

        (a) the aggregate number of Years of Eligibility Service completed prior to the One Year Break in Service; or

        (b) 5 years.

        For purposes of this section 2.5 a One Year Break in Service is a Year of Eligibility Service in which an Employee shall not have accumulated more than 500 Hours of Service.

            An Employee entitled to a nonforfeitable benefit shall be restored to membership upon his Reemployment Commencement Date.

            Any other Employee, upon reemployment, shall be considered a new Employee and shall be required to satisfy the minimum age and service requirements of this Section II without regard to service prior to a One Year Break in Service or employment termination.

                                 SECTION III

                               RETIREMENT DATES


    3.1 Normal Retirement Date

        The Normal Retirement Date for a Member who has completed one Hour of Service on or after January 1, 1988 shall be the first day of the month coinciding with or next following his Normal Retirement Age which shall be the later of his 65th birthday or the fifth anniversary of the date on which he became a Plan Member.

            A Member shall be fully (100%) vested in his Accrued Benefit upon attainment of Normal Retirement Age.

    3.2 Earlier Retirement Date

        Any Member who was such on December 31, 1982, may elect an Earlier Retirement Date which may be the first day of any month not more than ten years prior to his Normal Retirement Date. Any Member who became a Member on or after January 1, 1983, may elect an Earlier Retirement Date which may be the first day of any month which is not more than ten years prior to the Member's Normal Retirement Date, provided that such Member has completed ten years of Credited Service on the Earlier Retirement Date. Effective January 1, 1988, a Member may elect an

        Earlier Retirement Date which shall be the first day of any month following the attainment of age 55 and completion of 10 Years of Credited Service.

    3.3 Deferred Retirement Date

        A Member who continues employment after Normal Retirement Date may elect to commence payments under the Plan on the first day of any month on or after the attainment of his Normal Retirement Date or defer commencement of payment until the earlier of the first of the month following termination of employment or the April 1 following the calendar year of his attainment of age 70-1/2. In the event a benefit commences under this Section 3.3 prior to the Member's actual retirement date, the benefit accrued under Section 4.1 at the end of each Plan Year, beginning on and after the date in which the Participant attains Normal Retirement Date, shall be reduced by the Actuarial Equivalent of the benefit payments received in such Plan Year. In no event shall the reduction provided in the preceding sentence reduce additional accrual in any Plan Year below zero.

                                  SECTION IV

                             RETIREMENT BENEFITS

    4.1 At Normal or Deferred Retirement Date

        Effective on and after January 1, 1989, solely for Members who have completed an Hour of Service on or after such date, the annual amount of retirement benefit commencing on or after Normal Retirement shall be equal to: (i) 1% of Final Average Salary plus (ii) .5% of Final Average Salary in excess of Social Security Covered Compensation, multiplied by years (or fractions thereof) of Credited Service.

            Notwithstanding the above, in determining the amount of a Member's retirement benefit under this paragraph,

        (a) Such benefit shall not be less than the benefit the Member would have been entitled to receive under (b) or (c) of this
            Section 4.1 determined on the date so specified;

        (b) Effective on and after January 1, 1983, and prior to January
            1, 1989, for Members who had not attained Normal Retirement Date as of January 1, 1983, the annual amount of retirement benefit commencing at Normal Retirement Date to such Member who retires on or after Normal Retirement Date shall be equal to (i) 1-1/2% of

            Final Average Salary determined on December 31, 1988, and without regard to the annual limitation on Salary for years prior to January 1, 1990, (as defined in Section 1.28), (ii) less 1-1/4% for Primary Social Security Benefit, multiplied by the years (and fractions thereof) of his Credited Service determined on December 31, 1988.

                 For purposes of this subsection (b), Primary Social Security
            Benefit means an amount equal to the annual old-age primary insurance benefit under the Social Security Act in effect at the Member's Social Security Retirement Age or other date of termination of his employment with the Company, if earlier; provided, however, that if a Member (i) elects to retire on an Earlier Retirement Date prior to his Social Security Retirement Age, or (ii) his employment by the Company is otherwise terminated prior to his Social Security Retirement Age, his Primary Social Security Benefit shall be determined by projecting to Social Security Retirement Age his annual Compensation as of this Early Retirement Date or the date of his last employment, as the case may be, assuming that there shall be no change in the social security wage base or social security benefit schedule caused by the automatic provision with respect to the cost of living under the Social Security Act.

                 The amount of Primary Social Security Benefit shall be
            estimated based on actual salary in all years for which records are available while an Employee of the Company, and a salary discount assumption applied to Annual Earnings in the year of the last recorded salary and each year prior thereto until age 22, which shall be a level percentage of 6% per year. In the event that within 180 days, beginning on the date which is the later of the date the Member separates from service or the date the Member is notified of the benefit amount, the Member supplies accurate documentation of the Member's actual salary history as determined by the Social Security Administration, the benefit to which the Member is entitled shall be adjusted based on any differences which shall occur.

        (c) The benefit of a Member, who was such on December 31, 1982, shall not be less than the Accrued Benefit to which he was entitled under the provisions of the Plan as in effect on December

            31, 1982. The benefit payable under the form of payment elected by such a Member shall not be less than benefit payable under the same form of payment based on the Accrued Benefit as of December 31, 1982.

        (d) On and after May 11, 1981, solely for purposes of determining the annual amount of retirement benefit commencing at Normal Retirement Date for a Member who was a member in the Pension Plan for Employees of Canadian Trans-Lux Corporation Limited (the "Canadian Plan"), the Normal Retirement Benefit shall be determined in accordance with this Section 4.1 based on years of Credited Service while a Member of the Plan and Credited Service while a member of the Canadian Plan, but only if such service under the Canadian Plan would qualify as Credited Service under the Plan if such service were performed while a Member of the Plan, reduced by the amount of benefit such individual is entitled to receive under the Canadian Plan. Such reduction shall not reduce the amount such Member is entitled to receive under this Plan to an amount less than zero.

         (e) On and after January 1, 1996, solely for purposes of determining the annual amount of retirement benefit commencing at Normal Retirement Date for a Member who was an employee of Integrated Systems Engineering, Inc., as well as full-time salaried employees of the theatre executive office and theatre managers, the Normal Retirement Date shall be determined in accordance with this Section 4.1 based on years of Credited Service completed after January 1, 1996.

    4.2 At Earlier Retirement Date

        The annual retirement benefit, commencing at Earlier Retirement Date to a Member who retires on an Earlier Retirement Date, shall be equal to the Actuarial Equivalent (as set forth in Appendix A) of the Accrued Benefit he would have received commencing at Normal Retirement Date, as computed in accordance with Section 4.1 hereof. Notwithstanding the foregoing, a Participant may elect to defer the commencement of benefits until the date the Member would have attained Normal Retirement Date, in which case the benefit shall equal the Member's Accrued Benefit.

    4.3 Maximum Benefits

        Anything to the contrary notwithstanding, effective January 1, 1987, a benefit computed under this Section IV shall be subject to the following:

        (a) When expressed as an annual benefit, a benefit shall not exceed the lesser of (1) $90,000 multiplied by the Adjustment Factor, (the "Dollar Limitation"), or (2) 100% of the Member's average annual compensation as defined in Section 1.415-2(d)(1)(i) of the Income Tax regulations during the three consecutive calendar years when the total compensation paid to him was the highest (the "Compensation Limitation"), subject to the following:

                 (i) The maximum shall apply to the benefit payable to the
                     Member as a life annuity as described in Section 5.2, or either as a Qualified Joint and Survivor Annuity benefit described in Section 5.1 or pursuant to an option described in Section 6.1 where the Spouse is the Contingent Annuitant and having the effect of a Qualified Joint and Survivor Annuity as defined in Code Section 401(a)(11), but if the benefit is payable in a form other than as described above, the maximum shall apply to the benefit computed as a life annuity which is the Actuarial Equivalent of such benefit. The Actuarial Equivalent shall be calculated using the Plan's factors for computing optional benefits, or if less, using factors calculated from the IRS Mortality Table, if applicable, and either the IRS Interest Rate if the benefit is subject to the provisions of Section 417(e)(3) of the Code or 5 percent otherwise.

                (ii) If benefits begin prior to the Member's Social Security
                     Retirement Age the Dollar Limitation applicable to such benefit shall be adjusted so that it is the Actuarial Equivalent of an annual benefit of $90,000 multiplied by the Adjustment Factor beginning at Social Security Retirement Age. The adjustment provided for in the preceding sentence shall be made in such manner as the Secretary of the Treasury may prescribe which is consistent with the reduction for old-age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act. The Actuarial

                     Equivalent shall be determined on the basis of the Plan's early retirement reduction factors, or if less, on the basis of the IRS Mortality Table, if applicable, and either the IRS Interest Rate if the benefit is subject to the provisions of Section 417(e)(3) of the Code or 5 percent otherwise.

               (iii) If benefits begin after the Member's Social Security
                     Retirement Age, the maximum Dollar Limitation shall be the Actuarial Equivalent of the Dollar Limitation beginning at Social Security Retirement Age multiplied by the Adjustment Factor as provided by the Secretary of the Treasury, based on the lesser of the interest rate assumption under the Plan or 5%. If benefits begin after the Member's Social Security Retirement Age, the maximum Dollar Limitation shall be the Actuarial Equivalent of the Dollar Limitation beginning at Social Security Retirement Age multiplied by the Adjustment Factor as provided by the Secretary of the Treasury, based on the IRS Mortality Table, if applicable, and an interest rate of 5 percent.

                (iv) In determining the Actuarial Equivalent of the Dollar
                     Limitation for purposes of subsection (i) or (ii) the interest assumption shall not be less than the greater of 5% or the rate specified in the Plan. For purposes of adjusting any benefit under subsection (i), (ii), or

                     (iii), no adjustment shall be taken into account before the year for which the adjustment first takes effect.

                 (v) If the Member has completed less than 10 years of
                     Credited Service, the Member's Accrued Benefit shall not exceed the Dollar Limitation, multiplied by a fraction, of which the numerator is his years (or part thereof) of Credited Service and the denominator is 10. If a Member has completed less than 10 years of Vesting Service with an Employer, the Compensation Limitation shall be adjusted by multiplying such amounts by a fraction, the numerator of which is the Member's years of Vesting Service (or part thereof) and the denominator of which is
                     10. In no event shall the restrictions contained in this section (v) reduce the limitations provided under Code
                     Section 415(b)(1) and (4) to an amount which is less than 1/10 of the applicable limitation determined without regard to this Section (v). To the extent provided by the Secretary of the Treasury, this subsection (v) shall be applied separately with respect to each change in the benefit structure of the Plan.

                (vi) If the Current Accrued Benefit of a Member who is a
                     Member on January 1, 1987 exceeds the benefit limitations under Section 415(b) as in effect on January 1, 1987, then, for purposes of Code Section 415(b) the Dollar Limitation with respect to such Member shall be equal to the Member's Current Accrued Benefit. For purpose of this Section (vi) Current Accrued benefit shall mean a Member's Accrued Benefit under the Plan, determined as if the Member had separated from service as of December 31, 1986, when expressed as an annual benefit within the meaning of Code Section 415(b)(2). In determining the amount of the Member's Accrued Benefit the following shall be disregarded:

                     (A) any change in the terms and conditions of the Plan
                         after May 5, 1986; and

                     (B) any cost-of-living adjustment occurring after May 5,
                         1986.

               (vii) For all purposes of this Plan, the maximum Dollar
                     Limitation of $90,000 shall be automatically increased by the Adjustment Factor but not before the year in which the adjustment first takes effect. As a result of such an adjustment, unless prohibited by the Plan or the Code, a benefit which had been limited by the provisions of this Section in a previous Plan Year may be increased with respect to future payments to the lesser of the adjusted Dollar Limitation amount or the amount of benefit which would have been payable under this Plan without regard to the provisions of this Section 4.3.

             (viii) The limitations of this Section 4.3 shall be deemed not to be exceeded if the amount of the Member's total annual benefit payable under the Plan does not exceed $10,000 for the current calendar year or any other prior year and the Company or Affiliated Employer has not, at any time, maintained a defined contribution plan in which the Member participated.

        Notwithstanding the foregoing, the otherwise permissible annual benefits for any Member under this Plan may be further reduced to the extent necessary, as determined by the Pension Committee, to prevent disqualification of the Plan under Section 415 of the Code, which imposes the following additional limitations on the benefits payable to Members who also may be participating in another tax qualified pension, profit sharing savings or stock bonus plan of the Affiliated Employer. If an individual is a participant at any time in both a defined bene- fit plan and a defined contribution plan maintained by the Affiliated Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0.

            The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Member's projected annual benefit under the Plan (determined at the close of the Plan Year) and the denominator of which is the lesser of (a) 1.25 multiplied by the Dollar Limitation in effect for that Plan Year or (b) 1.4 multiplied by the Compensation Limitation. The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the annual additions to the Member's accounts under Section 415(c) of the Code to the Member's account for such Plan Year and the denominator for any Plan Year is the lesser of (a) 1.25 multiplied by the Dollar Limitation in effect for such Plan Year under Code Section 415(c)(1)(A) or (b) 1.4 multiplied by 25% of the Member's total annual compensation for such Plan Year under Section 415(c)(1)(B) of the Code.

            For purposes of the above limitation, all defined benefit plans of the Employer, whether or not terminated, are to be treated as one defined contribution plan. The extent to which the benefit payable under this Plan shall be reduced as compared with the extent to which the annual benefit under any other defined benefit plans or defined contributions plans shall be reduced in order to achieve compliance with the limitations of Section 415 of the Code shall be determined by the Pension Committee in such a manner so as to maximize the aggregate benefits payable to such Member. If such reduction is under this Plan, the Committee shall advise affected Members of any additional limitation on their annual benefits required by this paragraph.

            The above limitations are intended to comply with the provisions of Section 415 of the Code so that the maximum benefits provided by the plans of the Company shall be exactly equal to the maximum amounts allowed under Section 415 of the Code and regulations thereunder. If there is any discrepancy between the provisions of this Section 4.3 and the provisions of Section 415 of the Code and regulations thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Section 415 of the Code.

                                  SECTION V

                     NORMAL FORM OF BENEFIT AT RETIREMENT


    5.1 Subject to the provisions of Section 11.2, effective on and after August 23, 1984, the normal form of payment of retirement benefits for a Member who is married on his Retirement Commencement Date shall be the Qualified Joint and Survivor Annuity. No sooner than 30 days nor later than 90 days prior to a Member Retirement Commencement Date, the Committee shall provide the Member with written explanation of (a) the terms and conditions of the Qualified Joint and Survivor Annuity, (b) the Member's right to revoke and reelect the Qualified Joint and Survivor Annuity, (c) the rights of the Member's Spouse to consent to any revocation of the Qualified Joint and Survivor Annuity and, (d) effective on and after August 22, 1988, a general description of the eligibility conditions and other material features of any optional form of benefit and sufficient additional information to explain the relative values of the optional forms of benefit under the Plan. An election to waive the Qualified Joint and Survivor Annuity must be made within the 90-day period commencing prior to the Member's Retirement Commencement Date. An election to waive the Qualified

        Joint and Survivor Annuity shall only be effective if the Member's Spouse consents in writing to such election. Spousal consent must acknowledge the effect of such election, specify the alternate form of payment selected, designate the alternate beneficiary who is eligible to receive the benefits under the Plan, if any, and be witnessed by a Plan representative or a notary public. If such Member effectively elects not to receive his retirement benefits in the form of a Qualified Joint and Survivor Annuity, then the Member may elect to receive payment of such retirement benefit in the form of a life annuity as provided in Section 5.2 below, or in any optional form of payment provided in Section 6.1. A Spouse's consent to waive any benefits hereunder shall only be effective with respect to such Spouse. An alternate beneficiary or form of payment consented to by a Spouse in lieu of the form of benefit payable under this Section 5.1 may not be changed unless such change is to the Qualified Joint and Survivor Annuity or the Spouse again consents in writing to such change. In the event a Spouse is legally incompetent to give consent, the legal guardian of the Spouse may give consent.

            Former Members of the Plan who completed one Hour of Service after September 1, 1974, and separated from service prior to January 1, 1976, and who have not commenced benefits under this Plan, as of August 23, 1984, may elect or revoke the Qualified Joint and Survivor Annuity according to the provisions of the Plan in effect on August 22, 1984.

    5.2 Subject to the provisions of Section 11.2, if a Member has no Spouse, his Spouse cannot be located, the Member is legally separated from or has been abandoned by said Spouse (within the meaning of local law) and the Member has a court order to such effect, or the Member is otherwise exempt from the requirements of Section 5.1 pursuant to regulations issued by the Secretary of the Treasury, the normal form of payment of his retirement benefits shall be a monthly life annuity terminating with the last payment preceding his death. A Member who meets the requirements of this Section 5.2 shall be eligible to reject the normal form of payment and elect an optional form of benefit in the same manner and within the same time period prescribed in Section 5.1, except that spousal consent shall not be required.

                                  SECTION VI

                          OPTIONAL FORM OF BENEFITS


    6.1 In lieu of normal form of payment provided under Section 5.1 or
        Section 5.2 (provided a Member who is married to a Spouse has obtained his Spouse's consent as required by Section 5.1), a Member may elect an optional form of benefit described in this Section 6.1. Any optional form shall be the Actuarial Equivalent of the normal form provided in Section 5.2.

        (a) Ten Year Certain and Life: An actuarially reduced monthly life annuity payable to the Member at his Retirement Commencement Date and terminating with the last payment preceding his death, provided that not less than 120 monthly payments shall be made to him and his Beneficiary.

        (b) Joint and Survivorship Annuity: An actuarially reduced monthly life annuity payable to the Member at his Retirement Commencement Date and providing for the continuation of such reduced retirement benefit in an amount equal to 100%, 66-2/3% or

            50% of such reduced retirement benefit, to the Contingent Annuitant for as long as the Contingent Annuitant lives. Under this option, the amount of reduction in the retirement benefit depends upon the age of the Member and the Contingent Annuitant at the date the benefit is to commence and the amount of the continuing payment elected as stated in Appendix A.

        (c) Social Security Offset:  A Member who retires prior to his
            Social Security Retirement Age may elect a retirement benefit, which is the Actuarial Equivalent of the retirement benefit such Member would receive as if Social Security Benefits had commenced as of his date of retirement, so that at the time such Member's old-age benefit under Title II of the Social Security Act actually becomes payable, he will receive a reduced amount from the Plan, and the amount of benefits such Member shall receive both before and after such Social Security benefit commences shall be approximately equal.

        (d) Lump Sum Option: A Member may elect a lump sum form of payment, which is the Actuarial Equivalent determined in accordance with Section 11.2(b) and Appendix A of the retirement benefit otherwise payable to him. Distributions of lump sum amounts shall be permitted at any date which is prior to the Member's Normal Retirement Date only upon the consent of the Member if such Lump Sum amount exceeds $3500 as determined under
            Section 11.2(b).  Payment of a lump sum amount under this section
            (d) shall represent a complete discharge of the Plan's liability to such Member.

    6.2 The optional benefits, as provided in Section 6.1, are subject to the following limitations and restrictions:

            With respect to all optional retirement benefits provided hereunder, the Member may elect any one of the options at least 90 days prior to Deferred, Normal or Earlier Retirement Date and shall be effective on the Participant's Deferred, Normal or Earlier Retirement Date, by written notice delivered to the Pension Committee and shall be effective on the date of the Retirement Commencement Date.

            No optional form under Section 6.1 of the Plan shall be payable over a period exceeding one of the following:

        (a) the life of a Member or the joint lives of a Member and his Spouse, or designated Beneficiary, as the case may be; or

        (b) the life expectancy of the Member or joint life expectancy of a Member, his Spouse or designated Beneficiary, as the case may be. Life expectancy shall be determined according to Code regulation 1.72-9.

        Any payments to a Contingent Annuitant or Beneficiary, who is not the Spouse of the Member, shall be subject to the limitation that the present value of payments to the Member, calculated as of the appropriate retirement date, must exceed 50% of the then present value of the total payments to be made to the Member and his Beneficiary.

    6.3 Prior to the distribution of any benefit payable hereunder, if the present value of such benefit is in excess of $3500, then such benefit shall not be distributed before the Member's Normal Retirement Date unless the Member and, if applicable, the Member's Spouse, consent in writing thereto, except that if such benefit is payable as a Qualified Joint and Survivor Annuity and is immediately distributable, written consent to the distribution shall not be required.

                                 SECTION VII

                                DEATH BENEFITS


    7.1 Pre-Retirement Spouse's Benefit

        (a) If a Member dies in the active service of the Employer after having satisfied the requirements for Earlier Retirement Date, but prior to his Normal Retirement Date, and is survived by a Spouse, such Spouse shall be entitled to receive a monthly benefit for life commencing on the first day of the month following the date of death of the Member except that if the present value (as determined under Section 11.2) of the benefit payable to the Spouse is $3500 or less, such amount shall be payable under
            Section 11.2. The annual amount of such benefit shall be the greater of the benefit provided in Section (b) or, on and after August 23, 1984, the benefit provided in Section (c).

        (b) If the surviving Spouse is not more than five years younger than the deceased Member, the benefit shall be 50% of the deceased

            Member's Accrued Benefit, computed as if such Member had retired on the day before he died.

                 If the surviving Spouse is more than five years younger than the deceased Member, the benefit shall be computed as in the preceding paragraph and such amount shall be reduced by (i) and, if applicable, (ii) below:

            (i) 1% for each full year in excess of five years up to a maximum of twenty-five years that the Spouse is younger than the Member; and

            (ii) 2% for each full year in excess of twenty- five years that the Spouse is younger than the Member.

        (c) Effective on and after August 23, 1984, in the event of the death of a Member with a Spouse, who is entitled to receive benefits in accordance with Section 9.2 or 9.3 (whichever is applicable) and who has not commenced benefits under the Plan, a survivor annuity shall be payable to his Spouse for such Spouse's lifetime, with monthly payments commencing on the first day of the month coincident with or next following the later of (i) the date of the

            Member's death, or (ii) the date the Member would have attained age 55 if he had completed 10 Years of Credited Service as of his date of death, unless the Spouse elects to defer such payment until the date the Member would have attained Normal Retirement Date, or in any other case, the date the Member would have attained age 65. Notwithstanding the preceding sentence, if the present value (determined under Section 11.2) of the survivor annuity is less than $3500 then the benefit shall automatically be distributed in a single cash payment as provided under Section
            11.2. The survivor annuity shall be equal to Member's Accrued Benefit payable as a Qualified Joint and Survivor Annuity determined as follows:

                (i)  In the case of a Member who has attained Earliest
                      Retirement Age as of his death, such Qualified Joint and Survivor Annuity shall be determined as if the Member had retired on the date of death and Section 4.2 of the Plan applied.

               (ii)  In the case of a Member who had not attained Earliest
                      Retirement Age as of his date of death, such Qualified

                      Joint and Survivor Annuity shall be determined as if the Member had:

                     (A) separated from service on his date of death or
                         termination of employment whichever is earlier; and

                     (B) survived until Earliest Retirement Age and Section
                         4.2 of the Plan applied, and;

                     (C) died on the day following his Earliest Retirement
                         Age.

        For the purposes of this section, "Earliest Retirement Age" shall mean age 55 if a Member had completed 10 Years of Credited Service as of his date of death or separation from service, whichever occurs first, or in any other case, age 65.

            A former Member who has one Hour of Service on and after January 1, 1976, who has separated from service prior to August 23, 1984, and who has a vested benefit in accordance with Section 9.2 as of his date of termination, shall have this Section 7.1(c) apply upon the occasion of his death provided such former Member had not commenced payment of his vested benefit under the Plan as of August 23, 1984.

        (d) Applicable Provisions on Death - If either (i) a Spouse's benefit shall have become payable under the provisions of Section 7.1(b) or (c) or (ii) the benefit shall have become effective under the provisions of Section V or Section VI, the death benefit, if any, shall be that provided by such applicable section.

                                 SECTION VIII

                                CONTRIBUTIONS


    8.1 The Company, in accordance with the requirements of Code Section 412, shall make contributions to the Trustee as are actuarially necessary to provide the retirement benefits under the Plan. Contributions shall be made conditioned upon their deductibility under Code Section
        404. Any contribution which is made under this Section 8.1 which is determined by an Actuary to be non-deductible under Code Section 404 shall be returned to the Employer within the next following one-year period, provided the Actuary certifies to the non-deductibility of such contribution under Section 404 of the Code. No contributions will be required of Members.

    8.2 The Company reserves the right to reduce, suspend, or discontinue its contributions for any reason at any time, provided that it shall be impossible, at any time prior to the satisfaction of all liabilities with respect to all Members, Spouses, Contingent Annuitants, and Beneficiaries under the Plan, for any part of the Trust Fund to revert to the Company, or to be used for, or diverted to, any purpose other than their exclusive benefit. Any assets remaining in the Trust upon a Plan termination or a discontinuance of contributions to the Plan, after satisfaction of liabilities with respect to all Members, Spouses, Contingent Annuitants and Beneficiaries under the Plan, shall revert to the Company.

                                  SECTION IX

                            TERMINATION OF SERVICE


    9.1 Before 10 Years of Vesting Service

        (a) A Member whose service with the Company is terminated prior to January 1, 1989, for reasons other than total and permanent disability and before his Normal or Earlier Retirement Date and before completing at least 10 years of Vesting Service shall not be entitled to any benefits under the Plan.

        (b) Any forfeitures arising as a result of this Section 9.1 shall be used to reduce the Company's cost under the Plan.

    9.2 With 10 or More Years of Vesting Service

        (a) A Member, whose service with the Company is terminated after December 31, 1975, but before January 1, 1989, and before his Normal or Earlier Retirement Date, having completed at least 10 years of Vesting Service, shall be entitled to his Accrued Benefit as of his date of such termination with benefits commencing at his Normal Retirement Date.

        (b) A Member, who is entitled to a retirement benefit under subparagraph (a) above, may elect to receive his retirement benefit commencing at an Earlier Retirement Date which shall be the first day of any specified month subsequent to the date of his election. In such event,the retirement benefit then payable shall be equal to the Actuarial Equivalent of the Accrued Benefit which he was entitled to receive at his Normal Retirement Date.

    9.3 Provisions effective on and after January 1, 1989

        (a) A Member whose service with the Employer is terminated for reasons other than total and permanent disability and before his Normal or Earlier Retirement Date and before completing at least 5 years of Vesting Service shall not be entitled to any benefits under the Plan. Any forfeitures arising as a result of this Section (a) shall be used to reduce the Company's cost under the Plan.

        (b) A Member, whose service with the Employer is terminated before his Normal or Earlier Retirement Date, having completed at least 5 years of Vesting Service shall be entitled to his Accrued Benefit as of the date of such termination with benefits commencing at his

            Normal Retirement Date.

        (c) A Member, who is entitled to a retirement benefit under subparagraph (b) above, may elect to receive his retirement benefit commencing at an Earlier Retirement Date provided the Member has satisfied the provisions of Section 3.2, which shall be the first day of any specified month subsequent to the date of his election. In such event, the retirement benefit then payable shall be equal to the Actuarial Equivalent of the Accrued Benefit which he was entitled to receive at his Normal Retirement Date.

    9.4 Vesting service

        (a) Service Prior to January 1, 1976

            Vesting Service for Plan Years beginning prior to January 1, 1976, shall be equal to the continuous service recognized under the provisions of the Plan as in effect prior to January 1, 1976.

        (b) Service on and after January 1, 1976

            The computation period for the determination of Vesting Service on and after January 1, 1976 shall be the Plan Year. An Employee shall accrue one year of Vesting Service for each Plan Year in which he completed 1,000 Hours of Service. If an Employee has a One Year Break in Service (commencing on or after January 1, 1976) and is later reemployed, his period of Vesting Service prior to his Reemployment Commencement Date shall be restored, provided such Employee completes a Year of Eligibility Service and further provided that, if such Employee was not vested in accordance with
            Section 9.2(a) or 9.3(b) at the time his One Year Break in Service commenced, the period of his Vesting Service prior to such occurrence shall not be taken into account if the number of consecutive One Year Breaks in Service equals or exceeds the greater of a) his aggregate years of Vesting Service accrued before such One Year Break in Service, or b) on and after January 1, 1985, five years.

        (c) An employee who became a Member on or after January 1, 1985, shall not accrue Vesting Service for services rendered prior to the Plan Year in which the Employee's 18th birthday occurs.

        (d) Solely for determining the nonforfeitability of any benefit under the Plan, former Members who terminated employment with the Company for immediate employment with a Gulf & Western entity

            (hereinafter called the "Corporation") because of the sale of certain subsidiaries and divisions to the Corporation on July 25, 1986, shall continue to accrue Vesting Service under this Plan for so long as they are employed by the Corporation provided such service conforms to the requirements of Vesting Service set forth in Section 1.36 as if such Vesting Service was performed for the Company, and further provided that the Corporation provides such timely information as may be required to determine Vesting Service with respect to such former Members.

                The above paragraph shall not be construed as establishing or continuing any contract of employment between the Company and former Members.

                                  SECTION X

                                  DISABILITY


    10.1 In the event a Member is determined by the Pension Committee to be totally and permanently disabled according to Section 10.2 and has attained age 45 and completed at least 15 years of Vesting Service, he shall be entitled to a disability benefit as defined in Section 10.3.

    10.2 The Pension Committee shall base its determination of total and permanent disability on the medical opinion of a committee of doctors chosen by the Pension Committee.

    10.3 The disability benefit shall be equal to the Member's Accrued Benefit at the date of disability. Such benefit shall be reduced for immediate payment according to the Actuarial Equivalent early retirement factors of the Plan. However, if an Employee is below age 55, the Actuarial Equivalent reduction factor used for immediate payment will not be less than the factor that would be used as if the Employee was age 55.

    10.4 Disability benefits shall be payable in the same manner and form as set forth in Section V, unless the Member, and if applicable, the Member's Spouse, consent in accordance with Section 5.1 to receive an optional form of benefit under Section VI.

                                  SECTION XI

                       TIME OF COMMENCEMENT OF PAYMENT


    11.1 Commencement of Payment

         Unless a Member elects otherwise, the payment to him of his retirement benefit shall begin not later than the 60th day after the close of the Plan Year in which occurs the later of:

         (a) the Member's Normal Retirement Date, or

         (b) the fifth anniversary of the Member's participation in the Plan, or

         (c) the date the Member terminates his service with the Company.

         In no event, however, shall a retirement benefit becoming payable under this Plan commence later than the April 1 following the calendar year in which the Member attains age 70-1/2.

             If the amount of the retirement benefit cannot be ascertained or if the Committee after diligent search cannot locate the Member within the time limits set forth above, a retroactive payment of such retirement benefit shall be made no later than 60 days after the earliest date on which such amount can be ascertained or the date on which the Member is located, whichever is applicable.

    11.2 Payment of Lump Sum Benefits

         (a) Payment of Small Benefits

             Effective January 1, 1989 and notwithstanding any other provisions of the Plan, if the present value of the benefit payable to the Member (or the Spouse or other designated Beneficiary) is not in excess of $3,500 determined in the Plan Year in which such Member retires, dies or terminates employment with the Employer, then such Member (Spouse or other designated Beneficiary) shall receive as of the date of his retirement, termination or death a lump sum distribution equal to the present value of such vested benefit. For purposes of determining whether the present value of the vested benefit exceeds $3,500, and the amount of such distribution payable to the Member, the present value shall be calculated as provided in subsection (b) below.

         (b) For purposes of determining the present value and the amount of a lump sum payment of the Member's vested benefit under Section 6.1(d) or 11.2(a), the Interest Rate shall be the IRS Interest

             Rate determined under Appendix A.

    11.3 No portion of the Member's Accrued Benefit may commence to be distributed under the Plan prior to the Member's Normal Retirement Date unless:

         (a) the Member and such Member's Spouse, if applicable, consents in writing to such distribution within the 90- day period prior to the Retirement Commencement Date; or

         (b) the benefit is provided in accordance with Section 5.1 or 5.2. Notwithstanding the foregoing, no consent shall be required if the Member's Accrued Benefit determined in accordance with
             Section 11.2 is less than $3,500.

         Except as provided in the following sentence, if the Member's Accrued Benefit exceeds $3,500, an election by the Member to receive an earlier distribution made pursuant to paragraph (a) shall not be valid unless the written election is made (i) after the Member has received the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations and (ii) within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations. If a distribution is one to which Sections 401(a)(17) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a-11(c) of the Income Tax Regulations is given, provided that:

             (i) the Pension Committee clearly informs the Member that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and

            (ii) the Member, after receiving the notice, affirmatively elects a distribution.

         If the distribution is one to which Sections 401(a)(11) and 417 of the Code do apply, a Member may, after receiving the notice described in this Section, affirmatively elect to have his or her benefit commence sooner than 30 days following his or her receipt of the notice, provided all of the following requirements are met:

             (i) the Pension Committee clearly informs the Member that he has a period of at least 30 days after receiving the notice to decide when to have his benefit begin, and if applicable, to choose a particular optional form of payment;

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

            (ii) the Member affirmatively elects a date for benefits to begin, and if applicable, an optional form of payment after receiving the notice;

           (iii) the Member is permitted to revoke his election until the later of his required beginning date or seven days following the day he received the notice;

            (iv) the Member's required beginning date is after the date the notice is provided; and

             (v) payment does not commence less than seven days following the day after the notice is received by the Member.

    11.4 Distribution Requirements

         All distributions shall be determined and made in accordance with regulations (including proposed regulations) under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Section 1.401(a)(9) of the regulations.

             The provisions of this Section 11.4 shall supercede any other provision of the Plan.

         (a) If the Member dies after distribution of his or her interest has begun, the remaining portion of such interest, if any, will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.

         (b) If the Member dies before distribution of his or her interest begins, distribution of the Member's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death except to the extent that an election is made to receive distributions in accordance with
             (i) or (ii) below:

             (i) if any portion of a Member's interest is payable to (or for the benefit of) a designated Beneficiary, such portion shall be distributed (in accordance with regulations) over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), beginning no later than one year after the date of the Member's death or such later date as the Secretary of the Treasury may, by regulation prescribe; or

            (ii) if the designated Beneficiary is the surviving Spouse of the
                 Member, the date distributions are required to begin under

                 (i) above shall not be earlier than the later (A) the end of the calendar year following the calendar year in which the Member died or (B) the end of the calendar year in which the Member would have attained age 70-1/2.

         (c) If the surviving Spouse dies before distribution to such Spouse, the provisions of subsection (b), with the exception of paragraph
             (ii) therein, shall be applied as if the surviving Spouse were the Member.

         (d) For purposes of this Section, the life expectancy of a Member and the Member's Spouse (other than in the case of a life annuity) may be redetermined but not more frequently than annually.

         (e) Under regulations prescribed by the Secretary of the Treasury for purposes of this Section, any amount paid to a minor child shall be treated as if it had been paid to the surviving Spouse if such amount will become payable to the surviving Spouse upon such child attaining the age of majority.

    11.5 Direct Rollover Distribution In the event a distribution is made under Section 6.l(d) or the mandatory cash out provisions contained in Section ll.2 for benefits less than $3,500, the Member may, at any time prior to the Retirement Commencement Date, elect to rollover such distribution to an individual retirement account as defined in Code Section 408(a) an individual retirement annuity under Code
         Section 408(b) or a defined contribution plan qualified under Code
         Section 401(a) (hereinafter collectively known as "recipient plan") subject to the following terms and conditions:

         (a) The Pension Committee within a reasonable period prior to the time the election is required to be made under this Section 11.5, furnishes a written explanation to the Member of the consequences of making or not making the election.

         (b) the Member shall be required to represent to the Pension Committee that any recipient plan is (or is intended to be) eligible as an individual retirement plan under Code Section 408(a) an individual retirement annuity under 408(b) or a qualified defined contribution plan under Code Section 401(a) and provide any other reasonable information the Pension Committee shall require (including the name, address and account numbers with respect to a recipient plan);

         (c) a Member failing to elect the rollover option under this Section ll.5 prior to a Retirement Commencement Date shall be deemed not to have elected a rollover option;

         (d) the Pension Committee may adopt any reasonable procedures to accomplish the direct rollover, as a trustee to trustee transfer, including distribution in the form of a restricted check payable to a fund or a trustee for the benefit of the Member;

         (e) amounts eligible for direct rollover may be distributed to a maximum of three recipient plans;

         (f) a Member shall be permitted to divide a distribution in the form of a percentage or dollar amount to be rolled over to a recipient plan and the remainder to be received currently by the Member;

         (g) a surviving Spouse, or a Spouse or former Spouse in compliance with a qualified domestic relations order, shall have the same rights as a Member under this Section ll.5, except that rollovers shall not be permitted to any recipient plan which is a qualified plan under Code Section 401(a).

         Amounts required to be distributed pursuant to Section ll.l shall not be eligible for the direct rollover option set forth in this Section ll.5.

                                 SECTION XII

                                 REEMPLOYMENT


    12.1 If any retired Member is reemployed by the Company prior to his Normal Retirement Date, his retirement benefit payments, if any, shall cease; any election of an optional benefit in effect thereunder shall become void and the provisions of Section 5.1 hereof shall again become effective. Any Credited Service to which he was entitled when he retired shall be restored to him, and upon subsequent retirement, his retirement benefits shall be redetermined based on his Salary and Credited Service before and after the period of prior retirement reduced by the Actuarial Equivalent of the benefits previously received, if any. Such reduction shall not reduce the benefit payable to the Member to an amount which is less than the benefit payable to the Member prior to the Member's reemployment.

    12.2 If any Member, who received or is receiving a disability benefit under Section X hereof, is reemployed by the Company prior to his Normal Retirement Date, any disability benefit payments he was receiving shall cease and the provisions of Section 5.1 hereof shall again become effective. Any Vesting Service and Credited Service to which he was entitled when he became disabled shall be restored to him, and upon subsequent retirement or termination of service his benefit shall be redetermined based on his Salary and Credited Service before and after his disability, reduced by the Actuarial Equivalent of the benefits previously received, if any.

    12.3 If a former Member who terminated service after he had earned a vested interest under Section 9.2(a) or Section 9.3(b) is reemployed he shall thereupon again become a Member of the Plan. Any Credited Service to which he was entitled shall be restored to him and upon subsequent retirement or termination of service his benefit shall be based on his Salary and Credited Service before and after his initial termination of service reduced by the Actuarial Equivalent of the benefits previously received, if any.

    12.4 If a former Employee who terminated service in accordance with
         Section 9.1 or Section 9.3(a) is reemployed, his entitlement to membership and his prior Vesting Service shall be determined as provided in Section 2.5 and 9.4(a) and (b). Any Credited Service recognized for the period of Vesting Service restored pursuant to said Section shall also be restored to him.

                                 SECTION XIII

                           LIMITATION OF ASSIGNMENT


        The benefits payable hereunder to any Member, Spouse, Beneficiary, or Contingent Annuitant, if any, shall not be assigned, commuted, anticipated, alienated, sold, transferred, pledged, encumbered or charged, and shall not be subject by attachment or otherwise to the claims of any creditors of the Member, Spouse, Beneficiary or Contingent Annuitant.

        Notwithstanding the above, the Committee shall direct the Trustees to comply with a Qualified Domestic Relations Order provided such order does not require a form of benefit not otherwise provided under the Plan, or require increased benefits, or require the payment of benefits to an Alternate Payee (as described below) which are required to be paid to another Alternate Payee under a previous Qualified Domestic Relations Order. Payments in compliance with a Qualified Domestic Relations Order may commence, in the case of a Member who has not separated from service no earlier than the first day of the month coincident with or next following the date the Member attains "Earliest Retirement Age" as defined in Section 414(p) of the Code, based on the Actuarial Equivalent of the

    Member's Accrued Benefit on the date payments are to begin.

        For purposes of this Section an Alternate Payee shall mean a Spouse, former Spouse, child or dependent of the Member who is recognized by a domestic relations order as having the right to receive all or a portion of, the benefits payable under the Plan to the Member.

        The Pension Committee shall notify each Member and any Alternate Payee of its receipt of any domestic relations order, the Plan procedures for determining the qualified statute of such order, and the procedures for the administration of such distributions.

                                 SECTION XIV

                     LIMITATION OF RIGHTS OF THE EMPLOYEE


    This Plan is a voluntary program on the part of the Company and shall not be deemed to constitute a contract between an Employer and any Member or to be a consideration for, or inducement of, employment for any Employee or Member. Nothing contained in the Plan shall be deemed to give a) a Member the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge or retire the Member, or b) any Member, Spouse, or Beneficiary any right or claim to any payment under the Plan, except as such payment may be provided for under the terms of the Plan and then only to the extent that assets are available in the hands of the Trustee for the making of such payment.

                                  SECTION XV

                   AMENDMENT TO OR TERMINATION OF THE PLAN


    15.1 Amendment

         (a) The Board reserves the right to amend the Plan at any time to any extent that it may, in its sole and complete discretion, deem advisable, including any amendment deemed necessary to ensure initial qualification or continued qualification of the Plan under the Code or any other applicable Federal or State laws.

         (b) No such amendment shall increase the duties or responsibilities of the Trustee without its written consent thereto.

         (c) No such amendment shall have the effect of diverting any part of the principal or income of the Trust Fund for purposes other than the exclusive benefit of its Members and their Spouses, Contingent Annuitants and any other designated Beneficiaries, prior to the satisfaction of all liabilities under the Plan.

         (d) Except to the maximum extent permitted or required by the Code or any other applicable section of the law and the regulations issued thereunder, no amendment or modification shall be made which would:

             (i) retroactively impair any rights to any benefit under the Plan which any Member, Beneficiary, Spouse or other eligible survivor would otherwise have been entitled to as of the date of such amendment,

            (ii) permit the elimination or reduction of a subsidy or an early retirement benefit (as defined in Code regulations) prior to the effective date of such amendment, or

           (iii) permit the elimination of an optional form of benefit with respect to benefits attributable to Vesting Service prior to the effective date of such amendment. In the case of a retirement type subsidy, this subsection (iii) shall apply only with respect to a Member who satisfies (either prior to

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
                 or subsequent to the effective date of the amendment) preamendment conditions for such subsidy. The foregoing shall not operate to limit the application of an amendment described in Code Section 412(c)(8).

    15.2 Termination

         The Company reserves the right to terminate the Plan in whole or in part at any time by action of its Board of Directors. Upon complete or partial termination of the Plan, the nonforfeitable benefits of each Member (or, in the event of a partial termination, each Member affected by such partial termination) shall become nonforfeitable as of the date of such termination. In the event of such termination, after providing for the expenses of the Plan, the assets of the Plan applicable to Members affected by such termination shall be used and applied for the satisfaction of all liabilities under the Plan in the manner prescribed by Section 4044 of the Act (or corresponding provision of any subsequent applicable law in effect at the time). The Pension Committee may direct that benefits may be provided by the purchase of annuities, by continuing the Fund in existence and making provision thereunder for the payment of retirement benefits or by immediate distribution from the Fund. If, upon satisfaction of all benefit liabilities under the Plan with respect to Members, former Members, their Spouses and Beneficiaries, there is a balance remaining in the Fund, such balance shall be returned to the Company.

    15.3 Amendment Following Change in Control

         Notwithstanding the provisions of Subsection 15.1(a), the Board of Directors shall have the right to amend or terminate the Plan at any time; provided, however, that for a period of three years following a "change in control" (as such term is defined in Section 15.4), the provisions of the Plan may not be amended if any amendment would adversely affect the rights, expectancies or benefits of any Member, Spouse or other designated Beneficiary provided by the Plan as in effect immediately prior to the Change in Control.

    15.4 Termination Following Change in Control

         Notwithstanding the preceding provisions of this Section or any other provision of this Plan, in the event this Plan is terminated within three years following a "change in control" (as hereinafter defined), the assets of the Plan shall be applied in accordance with the preceding provisions of this Section 15.2 to satisfy all liabilities to retired Members, Members, Spouses, Contingent Annuitants and Beneficiaries. If, after satisfaction of such liabilities, there are assets remaining in the Plan, such assets shall be applied on a pro rata basis to increase the benefits to Members who are in active service of the Company on the date of such termination; provided, however, that if any portion of an allocation of such assets, when added to any other payments to any individual who is a "disqualified individual," as such term is defined in Section 280G(c) of the Code, would result in the imposition of an excise tax pursuant to Section 4999 of the Code (as determined by the Trustee), then such allocation shall be reduced until either no portion of the allocation would result in the imposition of such excise tax or such allocation is reduced to zero. For purposes hereof, a "change in control" shall mean:

             (a) the acquisition by any corporation, person, or business entity of more than 20% of the then outstanding voting stock of the Company, other than through a transaction consented to by the Board of Directors of the Company prior to such acquisition of more than 20% of such then outstanding voting stock, and which consent of the Board of Directors of the Company is contained in a resolution of such Board adopted on a date which is both prior to such acquisition and subsequent to January 1, 1986, or

             (b) the purchase of shares of voting stock of the Company
                 pursuant to a tender offer or exchange offer which is opposed by a majority of the members then serving on the Company's Board of Directors. Notwithstanding, the provisions of
                 Section 15.1(a) hereof, the foregoing provisions of this paragraph may not be amended, following a "change in control", without the written consent of a majority, in both number and interest, of the Members who are in active service with the Company on the date of such amendment.

                                 SECTION XVI

                          GOVERNMENTAL RESTRICTIONS


    16.1 The allocation of annual contributions is subject to the following limitations:

         (a) Effective for Plan Year beginning before January 1, 1992, if, within the 10-year period following any amendment increasing the benefits to be provided by Company contributions, or the Plan is terminated, and benefits become payable to an Employee who is one of the 25 highest paid employees, the value of the retirement benefits provided by Company contributions under the Plan with respect to such Employee whose anticipated full annual retirement benefit attributable to Company contributions, based on his salary on that date, would be more than $1,500, shall not exceed such Employee's Restricted Benefit, which shall be the greatest of:

              (i)  $20,000; or

             (ii) The value of the retirement benefits provided by Company contributions which would have applied with respect to such

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
             Employee had all the provisions of the Plan in effect immediately prior to the date of amendment been continued without change up to the date the Plan is terminated or benefits become payable to such Employee, or

             (iii) The sum of:

                   (A) the Company contributions which would have been made
                       to provide the benefit for such Employee under the Plan had the Plan been terminated on the day before the effective date of such amendment, plus

                   (B) 1-2/3% of the first $50,000 of the Employee's
                       Compensation multiplied by the number of months from the effective date of such amendment to the date the Plan is terminated or benefits become payable to such Employee.

              (iv) An amount equal to the Actuarial Equivalent, as of the date of Plan termination or the date such benefit becomes payable, if earlier, of a monthly benefit of $2,250.00, payable in the form of a life annuity at age 65. Such dollar amount shall be subject to adjustment in accordance with Pension Benefit Guaranty Corporation Regulations

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
                    pursuant to ERISA Section 4022. If, however, such Member owns more than 10% of either the voting stock or all stock of the Employer, the limitation under this subsection (iv) shall not exceed the present value of benefits guaranteed for such Member under ERISA Section 4022 as of the Plan termination date, or, if the Plan has not been terminated, as of the date the benefit commences, but calculated as if the Plan had been terminated as of such date. For purposes of this subparagraph, Actuarial Equivalent shall be determined in accordance with PBGC regulations pursuant to Section 4022 of ERISA.

                    (A) If the Plan is terminated within 10 years after any
                        amendment increasing benefits, or benefits become payable during the 10-year period, no Employee described in sub-section (a) above shall receive any benefits in excess of his Restricted Benefit.

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

                    (B) Any terminated or retired member subject to the
                        foregoing restrictions shall receive the unrestricted portion of his retirement benefit in accordance with
                        Section IV, V, or VI as appropriate, and the Trustee shall continue to hold in trust the balance of his benefits until the restrictions permit the remaining benefits to be paid.

                    (C) The restrictions shall not apply to any death benefits payable pursuant to Section VII or to any retirement benefit which, in the form of a life annuity, provides monthly payments to the Member not exceeding $125.

                    (D) The foregoing restrictions shall not, in the event of
                        a termination of the Plan, prevent the payment of benefits in a manner which does not discriminate in favor of Members who are officers or shareholders of the Employer, or are highly compensated.

                    (E) If the Plan is terminated within 10 years after any
                        amendment increases benefits, any funds not paid to an Employee described in subsection (a) above as a result of this provision shall be used proportionately to provide additional benefits for all other Members, Spouses, and Beneficiaries to the extent of their Accrued Benefits. If the funds so recovered exceed the amount necessary to provide the Accrued Benefits to the date in question for such Members, Spouses, and Beneficiaries, the excess shall be applied for the benefit of the Members so restricted.

    16.2 The foregoing restrictions of section 16.1 shall not apply to a Member who agrees to repay, should the Plan be terminated before the tenth anniversary of the amendment increasing benefits, any part of the benefits which, except for this Section 16.2, would not have been paid. The agreement shall be in writing, signed by the Member and the Pension Committee, and shall be secured by the deposit, with a depository acceptable to the Administrator, of property having a fair market value equal to 125 percent of the amount which would be repayable if the Plan had terminated on the date of the first distribution to the Member. Further, the Member shall agree to

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
         deposit additional property to bring the value of the total property deposited up to 125 percent of the repayable amount if the fair market value of the property originally deposited falls below 110 percent of that amount. The deposited property shall be released as security and returned to the Member if and to the extent that the restrictions shall no longer apply to his benefits, as long as the remaining property always equals 125 percent of the Member's remaining obligation under this Section 16.2.

    16.3 Effective for Plan Years beginning on or after January 1, 1992, the annual payment to any of the 25 highest paid Highly Compensated Employees, or Highly Compensated Former Employees (under Code Section 414(q) ), shall be restricted to an amount equal to the payments which would have been made to such individual as a single life annuity which is the Actuarial Equivalent of such individual's Accrued Benefit and any other "benefit" to which such individual is entitled.

             The provisions of this Section 16.3 shall not apply if:

        (a) after payment of the "benefits" to an individual described above, the value of Plan assets equals or exceeds 110% of the

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
            value of current liabilities as defined in Section 412(l)(7); or

        (b) the value of "benefits" for such an individual is less than 1% of the value of current liabilities.

        For purposes of this section, "benefit" includes loans in excess of the amount set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee and any death benefit not provided for by insurance on the Employee's life.

            The value of benefits paid under this Section 16.3 may not exceed the amount described in Code Section 411(a)(11)(A).

    16.4 In the event of the termination of the Plan, the benefit of any highly compensated employee or highly compensated former employee (as such terms are defined in Code Section 414(q) ) shall be limited to a benefit which is nondiscriminatory under Code Section 401(a)(4).

                                 SECTION XVII

                          ADMINISTRATION OF THE PLAN


    17.1 The general administration of the Plan shall be placed in a Pension Committee consisting of not less than three nor more than nine persons who shall be appointed, from time to time, by the Board to serve at the pleasure of said Board. The members of the Pension Committee shall collectively be the Plan Administrator and Named Fiduciary, as such terms are defined under the Act.

    17.2 Any person appointed as a member of the Pension Committee shall signify his acceptance in writing to the Board. Any member of the Pension Committee may resign by delivering his written resignation to the Board and such resignation shall become effective upon delivery or any later date specified therein.

    17.3 The members of the Pension Committee will serve without compensation for services as such, but the Company on an equitable basis shall pay or reimburse the Pension Committee for all expenses reasonably incurred by the Pension Committee and shall indemnify the Pension Committee and each member thereof against all loss, liability and expense occasioned by any act or omission to act taken or determined

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
         upon by it, or him, except any such act or omission which is due to willful misconduct, fraud or lack of good faith.

    17.4 A majority of the members of the Pension Committee, at the time in office, may do any act which this Plan authorizes or requires the Pension Committee to do, and the action of such majority of the members expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Pension Committee and shall have the same effect for all the members at the time in office. The Pension Committee may, by a writing signed by a majority of its members, delegate to any one member of the Pension Committee the authority to give certified notice in writing of any action taken by the Pension Committee and may assign specific duties and responsibilities to one or more of its members.

    17.5 Subject to the limitations of the Plan, the Pension Committee shall establish rules for the administration of the Plan and the transaction of its business. The determination of the Pension Committee as to any questions involving the general administration of the Plan or the proper interpretation of any of its provisions shall be conclusive.

    17.6 The Pension Committee's determination, as to which Employees are eligible to be Members and of a Member's period of Credited Service

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
         and Salary, shall be conclusive. Any discretionary actions to be taken under this Plan by the Pension Committee with respect to the classification of Members or benefits shall be uniform in their nature and applicable to all Members similarly situated and shall be taken with care, skill, prudence and diligence that a prudent man acting in a like capacity under circumstances similar to those then prevailing would use. The Pension Committee shall have complete and discretionary authority to determine eligibility for benefits, the amount of benefits and to otherwise interpret and administer the provisions of the Plan. The Pension Committee may appoint accountants, attorneys, Actuaries or other agents as it may deem necessary or advisable in order to properly administer and implement the Plan, and may delegate to such appointees appropriate ministerial duties consistent with their background and experience, to the extent that such duties are properly delegable under the Act. The Pension Committee shall not be liable for any act or omission of such accountant, attorney, Actuary, or other agent in carrying out their delegated responsibilities provided that the Pension Committee does not fail to conduct itself in the manner described above with respect to such designation of agents and allocation of duties, and provided further, that the Pension Committee does not

             (i) knowingly participate in or knowingly undertake to conceal an act or omission of such agent, knowing that such act or omission is inconsistent with the requirements of the Plan and of the Act, or

            (ii) through a failure to comply with the prudent action
                 described above enable such agent to commit such an improper act or omission, or

           (iii) have knowledge of such improper act or omission on the part of such agent, and yet fail to make reasonable efforts under the circumstances to remedy such improper act or omission.

    17.7 The Pension Committee shall keep in convenient form such data as may be necessary for actuarial valuations with respect to the operation and administration of the Plan and may

         (a) adopt standards for use in all actuarial calculations required in connection with the Plan;

         (b) establish the rate of contribution required to maintain the Plan; and

         (c) advise the Company of the rate so established.

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

         The Pension Committee shall submit annually to the Board a report showing, in reasonable summary, the financial condition of the Trust Fund and giving a brief account of the operations of the Plan for the past year, and any further information which the Board may require.

    17.8 The members of the Pension Committee, and the Company and its officers and directors shall be entitled to rely upon all tables, valuations, certificates and reports made by any Actuary or accountant so selected, and upon all opinions given by any legal counsel so selected, and the members of the Pension Committee shall be fully protected with respect to any actions taken or suffered by them in good faith in reliance upon such Actuary, accountant, or counsel, and all action so taken or suffered shall be conclusive upon each of them and upon all Members, retired Members, Spouses, Contingent Annuitants and Beneficiaries.

    17.9 The Pension Committee shall make all reports and give all notices with respect to the Plan and the administration thereof which may be required under the provisions of the Code or of the Act and the regulations promulgated thereunder.

    17.10 Denial of Claims Procedure

         Any application for benefits by a Member, his Spouse, or other designated Beneficiary, submitted to the Pension Committee on appropriate form shall constitute a claim. In any instance where such claim is denied in whole or in part by the Pension Committee, their decision shall be submitted in writing to the Member, Spouse, or Beneficiary, within 90 days following receipt of such claim, unless special circumstances require additional time, which may be up to an additional 90 days provided the claimant is notified within the initial 90-day period, setting forth the following:

         (a) basis for denial of claim;

         (b) plan provision on which denial is based;

         (c) description of any additional information required of the Member, his Spouse, or other Beneficiary; and

         (d) an explanation of the procedures for reviewing claims under the Plan.

         Upon receipt of denial of a claim by the Member, Spouse, Contingent Annuitant, or Beneficiary, an appeal requesting further review may be submitted to the Pension Committee within 60 days following receipt of such denial. Upon receipt of a request for review, the Pension Committee will meet and render a decision within 60 days following

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
         the receipt of an appeal unless special circumstances exist which may permit an extension of time, in which case a decision shall be made as soon as possible after the 60-day period, but may in no event be extended beyond 120 days following receipt of appeal. The Pension Committee's ultimate decision shall be submitted to the Member, Spouse, or Beneficiary in writing, setting forth all specific information on which such decisions have been based.

                                SECTION XVIII

                               TRUST AGREEMENT


    18.1 As a part of this Plan the Company has entered into a Trust Agreement under which the Trustee shall receive the contribution of the Company under this Plan to the Trust Fund on behalf of the Members and shall hold, invest and distribute such fund in accordance with the terms and provisions of the Plan and the Trust Agreement.

    18.2 The Company intends that this shall be a permanent Plan for the exclusive benefit of its Members and expects to contribute to the Trust Fund the amounts which will provide in full the benefits payable under the Plan. The Company may rely upon the estimates made by the Pension Committee of the amount of contributions needed to fund the Plan in accordance with the requirements of Section 412 of the Code. Neither the Company, the Pension Committee, nor the Trustee shall be liable under the Plan if the Trust Fund should be insufficient to provide for the payment of such benefits. Such benefits are to be payable from the Trust Fund only and to the extent that such Trust Fund shall suffice therefore.

                                 SECTION XIX

                             TOP HEAVY PROVISIONS


    19.1 Definitions

         The following words and phrases in this Section XIX shall have the following meanings, unless the context clearly indicates otherwise.

         (a) Key Employee - Members, retired and former Members, Spouses, Beneficiaries and Contingent Annuitants who during the current Plan Year or any of the four preceding Plan Years are considered "Key Employees" under Code Section 416(i) and regulations issued thereunder.

         (b) Participant - A Member or former Member of a plan included within the aggregation group set forth in Section 19.2. On and after January 1, 1985, the term "Participant" shall not include an individual who has not performed services for the Company within a five- year period ending on a Determination Date.

         (c) Determination Date - December 31, 1983, and each subsequent December 31st thereafter.

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

         (d) Top Heavy Year - Any Plan Year in which the Plan is determined to be Top Heavy under subsection 19.2.

         (e) Effective Date - January 1, 1984.

    19.2 Top-Heavy Plan Defined

         (a) Plan Aggregation

             All defined benefit plans and defined contribution plans maintained by the Company or an Affiliated Employer shall be aggregated (Aggregate Group of Plans) for purposes of this
             Section 19.2 as if all Employees included in the Aggregate Group were Employees of the Company. The Required Aggregation Group of the Company includes each plan of the Aggregate Group in which a Key Employee participates and each other plan of the Company which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code. The Permissive Aggregation Group shall consist of plans of the Aggregate Group that are in a Required Aggregation Group plus one or more plans that are not part of a Required Aggregation Group, but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with a Required Aggregation

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
             Group. The Company shall determine on each Determination Date as to whether the Required Aggregation Group or Permissive Aggregation Group is to be applied to Top Heavy determination.

         (b) Determination of Top Heavy

             This Plan shall be a Top Heavy Plan with respect to any Plan Year starting on or after the Effective Date of this Section XIX only if on the Determination Date applicable to such Plan Year the sum of:

                 (i) The present value of Accrued Benefits for Key Employees, as determined under the provisions of this Section applicable to Defined Benefit Plans for all such plans included within the Required Aggregation Group or the Permissive Aggregation Group, and

                (ii) The aggregate of the account balances of Key Employees
                     (as adjusted under the provisions of this Article applicable to Defined Contribution Plans), under all such plans included within the Required Aggregation Group or the Permissive Aggregation Group; exceeds 60% of a similar sum determined for all Participants in such Required or Permissive Aggregation Groups.

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

         (c) Adjustments to the Present Value of Accrued Benefits for Defined Benefit Plans

                 For any defined benefit plan included within the Required or
             Permissive Aggregation Group, the present value of Accrued Benefits of any Participant shall be increased to reflect any distribution from the Plan with respect to such Participant during the five-year period ending on the Determination Date.

                 Solely for purposes of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is top heavy (within the meaning of Section 416(g) of the Code) the Accrued Benefit of an Employee other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all Plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(1)(c).

         (d) Adjustment to the Value of Account Balance for Defined Contribution Plans

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

                 For any defined contribution plan included within the
             Aggregate Group, the total Account Balances shall be increased to reflect the value of any distributions made to a Participant by the Plan during the five-year period ending on the Determination Date and reduced to eliminate the value of any rollover contributions included in such participant's Account Balances made after December 31, 1983, provided such rollover contribution is initiated by the Participant and not made from an Aggregate Group Plan. In addition, Account Balances of participants shall be reduced by the portion of such balances attributable to qualified voluntary employee contributions made pursuant to
             Section 219 of the Internal Revenue Code.

         (e) Adjustment for Prior Key Employees

             Employee in prior Plan Years who is not a Key Employee with respect to a current Plan Year shall be excluded entirely in computing the percentage in Section 19.2.

         (f) Present value of Accrued Benefits for Defined Benefit Plans shall be determined, for the purposes of Section 19.2(2)(a), according to the 1984 - UP Mortality Table and a 7-1/2% interest rate.

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

    19.3 Restrictions

         For any Top Heavy Plan Year, the following provisions will apply.

         Minimum Contribution

         (a) Notwithstanding the provisions of Section 4.1, for each non-Key Employee covered under this Plan and a defined contribution plan, if the Company maintains a defined contribution plan and, if minimum benefits as defined by Code
             Section 416(c) and subsequent IRS regulations are provided such that the requirements of Code Section 416(f) are satisfied for such Plan Year, then no minimum benefits will be provided under this Plan for that Plan Year.

         (b) If the conditions under paragraph (a) above are not met with respect to any Plan Year during which the Plan is a Top Heavy Plan, the Accrued Benefit, derived from Company contributions, of a Member who is not a Key Employee shall not be less than 2% of such Member's Average Compensation multiplied by his Years of Service (not to exceed ten years).

         (c) For purposes of this Section, the following definitions are applicable:

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

                 (i) Years of Service shall be the Member's Years of Vesting
                     Service, except that the following Years of Vesting Service shall be disregarded:

                     (A) Any Plan Year during which the Plan was not a Top
                         Heavy Plan; and

                     (B) Any Plan Year beginning before 1984.

                (ii) Average Compensation shall be the Member's Compensation from the Company during that period of five consecutive Top Heavy Plan Years (or actual Top Heavy Plan Years, if less than five) which produce the highest average.

               (iii) Accrued Benefit shall be an annual benefit payable in the form of a single life annuity (with no ancillary benefits) and beginning at Normal Retirement Date.

         (d) Limitation on Compensation

             (i) For any Top Heavy Plan Year, Salary shall be limited to the first $200,000 of an Employee's Salary.

             (ii) The $200,000 limitation shall be subject to automatic annual adjustment effective January 1st of each year in recognition of cost of living increases in accordance

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
                  with promulgations of the Secretary of the Treasury under
                  Section 416(d) (2) of the Code.

         (e) Impact on Maximum Benefits

             For any Top Heavy Plan Year, Section 4.3 shall be read by substituting "1.00" for "1.25" wherever it appears therein. Notwithstanding the above, the substitution shall not have the effect of reducing any benefit prior to (i) the Effective Date of this Section or (ii) prior to the Plan Year in which the Plan first becomes Top Heavy.

    19.4 Vesting

         An active Member in a Top Heavy Plan shall have a nonforfeitable interest in his Accrued Benefit derived from Company contributions as provided under the following schedule:


               Years of                        Nonforfeitable
            Vesting Service                      Percentage
            ---------------                    --------------
             Less than 2                              0%
                       2                             20%
                       3                             40%
                       4                             60%
               5 or more                            100%

         Accrued Benefit, for the purposes of this subsection, shall include that portion of Accrued Benefits which the Member earned during all

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
         prior Plan Years, whether or not the Plan was a Top Heavy Plan during such prior Plan Years.

             If the Plan ceases to be a Top Heavy Plan, Section 9.2(a) shall again apply, provided that any portion of the Accrued Benefit that was nonforfeitable before the Plan ceased to be a Top Heavy Plan shall remain nonforfeitable and any Member who has five or more Years of Vesting Service, or effective January 1, 1989, three or more years of Vesting Service, may elect to remain subject to the vesting schedule of this section.

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
                                  SECTION XX

                                MISCELLANEOUS


    20.1 Effect of Plan Merger

         In the event of a merger or consolidation of the Plan with any other plan or a transfer of assets or liabilities of the Plan to any other plan or a transfer of assets or liabilities of any other plan to the Plan, each Member (if the Plan or the plan to which assets or liabilities have been transferred then terminated) shall be entitled to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan or the plan from which the transfer to the Plan was made had been terminated. No transfer of assets or liabilities shall be made from the Plan to another plan which does not have a provision similar to this Section 20.1.

         Notwithstanding the preceding provisions of Section 20.1 or any other provision of this Plan, in the event of any such merger, consolidation or transfer of assets or liabilities which is effected within three years following a "change in control" (as defined in Section 15.4), the accrued benefit of each Member who is in active

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
         service of the Company on the date of such merger, consolidation or transfer of assets or liabilities, other than any person who is a "disqualified individual," as such term is defined in Section 280G(c) of the Code, shall be increased in accordance with the provisions of
         Section 15.2 such that any excess, as of the date of any such transaction, of the fair market value of the assets of the Plan over the present value of accrued benefits hereunder (determined as if the Plan had terminated immediately prior to such transaction) is exhausted. Notwithstanding the provisions of Section 15.1(a) hereof, the foregoing provisions of this paragraph may not be amended, following a "change in control", without the written consent of a majority, in both number and interest, of the Members who are in active service with the Company on the date of such amendment.

    20.2 Construction

         This Plan shall be administered, construed and enforced according to the Act and, to the extent not preempted by the Act, the laws of the State of New York.

             The foregoing constitutes the Retirement Pension Plan, as amended, restated and adopted by Trans-Lux Corporation for its

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
         employees and the employees of its designated subsidiaries, effective January 1, 1994.

                                  APPENDIX A

                                Option Factors

    The following option factors shall be used in determining actuarial equivalency:

        (a) IRS Interest Rate means the lesser of (i) the annual rate of interest on 30-year Treasury Securities as specified by the Commissioner for the second full calendar month preceding the applicable Stability Period or (ii) the average of the annual interest rates on 30- year Treasury Securities as specified by the Commissioner of Internal Revenue for the six month period ending three full calendar months prior to the Retirement Commencement date, rounded to the nearest 1/4 percent. However, the for the period beginning on January 1, 1996 and ending on December 31, 1996, the interest rate under (I) above, determined as of the 60th day prior to the Retirement Commencement date, shall be used instead if it would produce a greater benefit. IRS Mortality Rate means the mortality table prescribed by the Secretary of the

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
            Treasury under Section 417(e)(3)(A)(ii)(I) of the Code as in effect on the first day of the applicable Stability Period. Stability Period means the calendar year in which the Retirement Commencement Date for a distribution occurs.

        (b) Early Retirement Factors are based on the following table (factors are interpolated to reflect an employee's attained age expressed in years and completed months).


            AGE             EARLY RETIREMENT FACTOR
            ---             -----------------------
             65                      1.00
             64                       .94
             63                       .88
             62                       .82
             61                       .76
             60                       .70
             59                       .67
             58                       .64
             57                       .61
             56                       .58
             55                       .55

        (c) Qualified Joint and Survivor Annuity and 50% Joint and Survivor Factor is .85: plus (minus) an additional 1% for each full year in excess of five years up to a maximum of twenty-five years that the contingent annuitant is older (younger) than the annuitant. For each full year in excess of twenty-five years that the Spouse is younger than the annuitant, there is a 2% per year reduction. The maximum 50% Joint and Survivor factor is 90% regardless of the ages of the annuitant and Spouse. The minimum 50% Joint and Survivor factor is dependent on the ages of the annuitant and the

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
            Spouse. The ages of the annuitant and the spouse shall be based on attained age expressed in years and completed months.

        (d) 100% Joint and Survivor Factor is .75: plus (minus) an additional 1% for each full year in excess of five years up to a maximum of twenty-five years that the Spouse is older (younger) than the annuitant. For each full year in excess of 25 years that the Spouse is younger than the annuitant, there is a 2% per year reduction. The maximum 100% Joint and Survivor Factor is 80% regardless of the ages of the annuitant and the Spouse. The minimum 100% Joint and Survivor Factor is completely dependent on the ages of the annuitant and the Spouse. The ages of the annuitant and the Spouse shall be based on attained age expressed in years and completed months.

        (e) Ten Year Certain Option Faction is 90%.

        (f) Social Security Leveling option and all other options approved by the Pension Committee (except (a) - (e) above) are based on:

            Interest   -  6 1/2% compounded annually

            Mortality  -  UP 1984 Table

                                                        EX-10.7

        AGREEMENT made as of the 27th of December, 1996 effective January l, l997 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at 110 Richards Avenue, Norwalk, Connecticut 06856-5090 (hereinafter called "Employer"), and VICTOR LISS, residing at 112 Buckboard Lane, Fairfield, Connecticut 06430 (hereinafter called "Employee").

                              W I T N E S S E T H:

        1. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

        2. The term ("Term") of the Agreement shall be the period commencing on January l, l997 and terminating April l, 2002. Commencing on and after January l, 2000, Employee may terminate the Term of this Agreement prior to April l, 2002 on no less than six (6) months prior written notice to Employer in which event the Term will end on the such earlier date fixed in said notice ("Early Termination Date"). In the event of such earlier termination of the Term, the Employer and the Employee shall discuss a continuing relationship after the Early Termination Date on a consulting basis, but neither Employer or Employee shall be under any obligation to agree to any such consulting relationship or to enter into a consulting agreement of any kind, each of Employer and Employee retaining the absolute right in its or his respective sole discretion not to enter into any such consulting arrangement or agreement.

        In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other.

        3. Employee shall be employed in an executive capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate) and shall perform such services as Employee was rendering to Employer immediately prior to execution of this Agreement (the "Services"). The Services and additional services to be rendered by Employee hereunder shall be those services appropriate for an executive rendering the Services provided such services are of the same type, nature, scope, authority, responsibility and dignity as the Services. Employer agrees that during the Term of this Agreement, Employee's principal office of employment shall be within a fifty mile radius of Norwalk, Connecticut or in the Borough of Manhattan, New York City. Employer shall use its best efforts to cause Employee to be elected and continue to be elected Vice Chairman of the Board, President, Chief Executive Officer, a member of the Executive Committee and a

Director of Employer during the Term of this Agreement. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors or the Chairman of the Board and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Chairman of the Board and the Board of Directors of Employer, to which Employee does hereby agree to be bound. If elected Vice Chairman of the Board, President, Chief Executive Officer, and/or a member of the Executive Committee and a Director, Employee agrees to accept such positions. Employee shall devote his entire time, attention and energies during usual business hours (subject to Employer's policy with respect to holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director he will do so without additional compensation, other than director's fees or honoraria, if any.

        During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use his best efforts, skills and abilities in the performance of his services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries. Employee shall not, during the Term and during any subsequent employment of Employee by

Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, but this shall not be construed as preventing Employee from serving as a director of another corporation for which Employee may receive fees or honoraria or investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except where such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed five percent (5%) of the outstanding shares of stock of such listed company. Employee shall not at any time, during or after the Term of this Agreement, divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, confidential methods of operations and organization, confidential sources of supply, customer lists and confidential financial information.

        4. (a) For all services rendered by Employee during the Term of this Agreement, Employer shall pay Employee a salary at the rate of TWO HUNDRED

THIRTY THOUSAND DOLLARS ($230,000) per annum during the period January 1, 1997 to December 31, 1997, which annual salary rate shall be increased at the annual rate of $l0,000 on January l of each year thereafter during the Term. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for him and for its employees generally. Employee shall also be entitled to receive annually, at Employer's expense a complete medical examination, including eyes (to the extent not covered by Employer's insurance), not to exceed $l,500 per year. This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time,or if the Employee shall accept such increase. In addition to the group insurance set forth above, Employer also agrees to provide Employee with life insurance during the Term of this Agreement in the amount of $75,000, plus an additional $290,000 in life insurance at the approximate cost as currently published by the American Institute of Certified Public Accountants Insurance Trust ("Trust"), provided Employee is insurable at standard rates, and to reimburse Employee for the cost of long term disability insurance providing coverage of $5,000 monthly at the approximate cost as currently published by such Trust.

            (b) Employer may make appropriate deductions from the said payments required to be made in this paragraph 4 to Employee to comply with all governmental withholding requirements.

            (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, his duties by reason of illness or any other incapacity for (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee during the duration thereof thereafter during the Term (and thereafter, if applicable, to satisfy the thirty-six (36) month minimum hereinafter set forth) for the duration of such incapacity, but in no event less than thirty-six (36) months (subject to the last sentence of this Section), 50% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity. In the event of Employee's disability, Employee shall not be entitled to a Bonus for any such year unless Employee has performed his duties for at least six (6) full months during such calendar year. If during the Term Employee recovers from such illness or other incapacity and is able to perform his duties, then Employee shall be reinstated to his full time employment hereunder for the remainder of the Term.

            (d) As additional compensation, Employer shall pay to Employee a bonus ("Bonus") for each calendar year during the Term in an amount equal to the highest percentage of Employer's pre-tax consolidated income (after deducting minority interests, if any) calculated in accordance with the following table:

        If Annual Pre-Tax               Bonus Percent from
 Consolidated Income falls between:     the first dollar
 ---------------------------------      ------------------
          $250,000-  999,999                3 l/2%
        $l,000,000-l,999,999                4 l/2%
        $2,000,000-2,999,999                5%
        $3,000,000-3,999,999                5% + $25,000
        $4,000,000 maximum                  5% + $50,000 (Total)

No Bonus shall be payable for Annual Pre-Tax Consolidated Income in excess of $4,000,000 and the maximum Bonus payable for any year during the Term is $250,000.

            Such pre-tax consolidated income shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such pre-tax consolidated income shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated income as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties.
Payment of such amount, if any is due, shall be made for each year by Employer to Employee within thirty (30) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax consolidated income for each of the years during the Term. Employer undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (130) days from the close of each such calendar year and to cause said independent certified public accountants, concommitantly with delivery of such statement by accountants to it, to deliver a copy of such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

            Notwithstanding the provisions of this Section 4(d), there shall be excluded from the calculation of pre-tax consolidated income during the Term of this Agreement (i) the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding calendar year or (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding calendar year, in each case in (x) and (y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation, (ii) any effect of FASB l09 or similar promulgation, or (iii) any direct effect on pre-tax consolidated income of write-offs in excess of $l00,000 of existing prepaid financing costs prior to the normal amortization schedule of such financings.

            Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated income levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on his performance. If the pre-tax consolidated income of Employer for any calendar year exceeds $4,250,000, the Board of Directors of Employer shall review the foregoing Bonus provision for such calendar year but nothing herein shall require or otherwise obligate the Board of Directors to change such provision or to grant Employee an additional Bonus for such calendar year.

            Employee may defer payment of any Bonus for any year, for up to ten (l0) years, by written notice to Employer prior to the commencement of any such year, such notice to set forth the number of years any such payments are to be deferred.

            (e) Notwithstanding anything to the contrary contained herein, if Employee terminates his employment prior to the end of any calendar year, or if Employer terminates Employee's employment with cause prior to the end of any such calendar year, no Bonus shall be paid for such calendar year.

            (f) In the event Employee dies during the Term of this Agreement, while the Employee is still in the employ of Employer, Employer shall pay to Employee's widow or his surviving issue per stirpes and not per capita, as the case may be, (i) for the balance of the Term of the Agreement (but in no event less than thirty-six (36) months nor more than forty-two (42) months even if the period extends beyond the present Term of this Agreement), annual death benefits payable weekly in an amount equal to 50% of Employee's then annual base salary rate, plus (ii) the Bonus for prior year if not previously paid, and (iii) fifty percent (50%) of the Bonus, if any, for the year in which Employee dies as determined in accordance with Section 4(d) of this Agreement.

            (g) Employer hereby grants Employee effective as of January l, l997 pursuant to Employer's l995 Stock Option Plan ("Plan"), the option ("Option") to purchase 25,000 shares of common stock, par value $l per share, of Employer ("Common Stock") at a price per share equal to the fair market value of Common Stock of Employer on the date thereof in accordance with paragraph 5 of the Plan and upon the other terms and conditions set forth in the form of the option agreement annexed hereto as Exhibit A. Such option agreement shall be executed by Employee as of January l, l997.

            (h) In addition, Employer agrees to pay to Employee and his beneficiaries ("Beneficiaries") as additional supplemental retirement benefits ("ASRB"), an amount so that the aggregate retirement benefits payable to

Employee and Beneficiaries under the Trans-Lux Corporation Pension Plan ("Plan") plus such ASRB will equal the amount which would have been payable to Employee and Beneficiaries under the Plan but for (i) the limitations on the maximum annual benefits imposed by Section 4l5 of the Internal Revenue Code of l986 ("IRC"), (ii) the limitations on the amount of annual compensation which may be taken into account under Section 40l(a)(l7) of the IRC, and (iii) any further limitations in benefits under the Plan resulting from statutory changes or from modifications in the Plan required by statutory changes after December 3l, l996. It is understood that the purpose of this paragraph is that (a) Employee and Beneficiaries shall receive as a result of the ASRB payment the full benefit which would otherwise have been payable from the Plan had no Plan or statutory restrictions been imposed by law and (b) that any additional taxes payable by Employee on any ASRB payment as a result of such Plan or statutory restrictions shall be paid to Employee by Employer grossed up in such a manner as to offset the effect of Employee's state and federal income taxes on such payments. The ASRB payable pursuant to this paragraph shall be paid to the same parties and at the same time that the payments under the Plan are paid, provided, however, that Employee may defer receipt of any ASRB payments attributable to services rendered in any year, for up to ten
(l0) years, by written notice to Employer prior to the commencement of any such year, such notice to set forth the number of years any such payments are to be deferred. The obligations of Employer payable pursuant to this subparagraph (h) are intended to be unfunded for income tax purposes and shall not constitute a trust fund, escrow amount, amount set apart, or other account credited with funds for the benefit of Employee or his beneficiaries.

Employer further agrees to reimburse Employee the premium for the purchase of a so-called executive edge policy insuring ASRB payments at any time during the Term of this Agreement at a one time cost to the Employer not to exceed $l0,000.

            (i) If this Agreement terminates without renewal and if Employee thereafter voluntarily leaves the employ of Employer or is terminated without cause prior to age 65, Employer shall provide at Employer's expense, medical insurance coverage for Employee and his wife to Employee's age 65 or his death, whichever first occurs, at least at the same levels as in effect on date of retirement except to the extent such coverage is changed for all Employer's senior executives, provided, however, to the extent Employee has other medical coverage, such other coverage shall be deemed primary and applicable before Employee exercises any rights hereunder.

        5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such reasonable supporting information as Employer may from time to time request.

        6. Employee shall be entitled to a vacation of not less than six (6) weeks per annum during the Term.

        7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, during any subsequent employment of Employee by Employer, during any retention of Employee as a consultant by Employer and so long as Employee is a director of Employer, and for a period of two (2) years after the latest termination of all employment, retention as a consultant and/or as a director of the Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in any way, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment or retention as a consultant of Employee by Employer or service by Employee as a director of Employer, and Employee shall not engage in any such business, directly or indirectly on his own account, and, except as permitted by paragraph 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. In consideration of the execution of this employment agreement by the Employer, the Employee further agrees in addition to his agreements herein contained, to execute simultaneously herewith, the agreement covering certain aspects of employment, protecting confidentiality and prohibiting unfair competition, in the form annexed hereto as Exhibit B. Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement and/or the agreement in form of Exhibit B, or to enjoin Employee from any breach of this Agreement and/or the agreement in the form of Exhibit B, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke. If there is a conflict between the terms of this Agreement and Exhibit B, the most restrictive provision shall prevail.

        8. In the event any provision of paragraph 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

        9. Employee shall have the right to cancel and terminate this Agreement (i) on l80 days prior written notice if Employee is not elected Vice Chairman of the Board, President, Chief Executive Officer, or a member of the Board and the Executive Committee, or if Richard Brandt no longer is Chairman of the Board of Employer and his successor is not acceptable to Employee; and

(ii) on 75 days prior written notice if there has been a "Change in Control of Employer", as hereafter defined. Upon such termination becoming effective pursuant to such notice by Employee, Employer and Employee shall be released from all further liability and obligations provided for in this Agreement, except that (x) Employer shall pay to Employee his Bonus for the prior calendar year as and to the extent provided for in Section 4(d); and (y) in the event such termination by Employee is by reason of a Change in Control of Employer as provided in Section 9(ii), Employee shall be paid the salary payable under Section 4(a) and Bonus payable under Section 4(d) in each case which otherwise would have been payable for the balance of the Term in the same manner, at the same times and in the same amounts as provided in said
Section 4(a). In the event of Employee's death after such termination, any amounts still payable to Employee by reason of such termination shall be paid to his widow if she shall survive him, or if she shall predecease him, to his surviving issue, per stirpes and not per capita. Each notice under Section 9(i) or 9(ii) above must be given within 60 days of the occurrence of the applicable event or be deemed waived. To the extent any such payments made pursuant to Section 9(y) above are deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of l986, as amended (the "Code") and are subject to tax pursuant to Section 4999 of the Code, such payments shall be grossed up in such a manner as to offset the effect of such excise tax on such payments.

        For purposes of this Section 9, the phrase "Change in Control of Employer" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections l3(d) and l4(d)(2) of the Securities Exchange Act of l934) hereafter becomes the beneficial owner, directly or indirectly, of securities of Employer, representing 25% or more of the combined voting power of the Employer's then outstanding securities (other than members of Richard Brandt's family, directly or indirectly through trusts or otherwise, with respect to securities presently owned by Richard Brandt); and (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Employer cease for any reason to constitute at least a majority thereof, unless either Richard Brandt or Employee shall have approved such change in the majority.

        10. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

        11. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by United States certified or registered mail, return receipt requested, to his address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the Chairman of the Board, 110 Richards Avenue, Norwalk, Connecticut 06856-5090, in the case of Employer, or such other address as designated in writing by the parties.

        12. During the Term of this Agreement, if Employer shall at any time be consolidated or merged into any other corporation, or if substantially all of the assets of Employer are transferred to any other corporation, the provisions of this Agreement (other than the provisions requiring Employer to use its best efforts to cause Employee to be elected Vice Chairman of the Board, President, Chief Executive Officer, a member of the Executive Committee and a Director of Employer) shall be binding upon and inure to the benefit of the corporation resulting in such merger, or to which such assets shall have been transferred, and this provision shall apply in the event of any subsequent merger, consolidation or transfer except for any such event resulting in a Change in Control for which Employee gives notice of termination as provided in Section 9(ii).

        13. This Agreement shall be construed in accordance with the laws of the State of New York.

        14. This instrument contains the entire agreement between the parties and supersedes as of January 1, 1997 the employment agreement between the parties hereto made as of January l, l993 as amended, except for the applicable Bonus and Profit Participation for the year l996. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

        IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.

                                       TRANS-LUX CORPORATION

                                       By: /s/ Richard Brandt
                                          --------------------------------
                                            Chairman of the Board


                                           /s/ Victor Liss
                                          --------------------------------
                                               Victor Liss

                                                        EX-10.9

        AGREEMENT made as of the 27th day of December l996 effective January l, 1997 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at 110 Richards Avenue, Norwalk, Connecticut 06856-5090 (hereinafter called "Employer"), and FRANK DANIELS residing at 18 Woodcrest Road, Seymour, Connecticut 06483 (hereinafter called, "Employee").

                             W I T N E S S E T H:

        1. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

        2. (a) The term ("Term") of the Agreement shall be the period commencing on January l, l997 and terminating December 3l, 1999.

            (b) In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other and, upon the 30th day following such notice the employment of Employee shall terminate.

            (c) Upon expiration of the Term of this Agreement, neither party shall have any further obligations or liabilities to the other except as otherwise specifically provided in this Agreement.

        3. Employee shall be employed in an executive capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate). Employer shall use its best efforts to cause Employee to be elected and continue to be elected a Senior Vice President of Employer during the Term of this Agreement. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, President or Executive Vice President, and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Board of Directors of Employer, to which Employee does hereby agree to be bound. Employee shall devote his entire time, attention and energies during usual business hours (subject to Employer's policy with respect to holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of Employer or of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director he will do so without additional compensation, other than director's fees or honoraria, if any.

        During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use his best efforts, skills and abilities in the performance of his services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries. Employee shall not, during the Term and during any subsequent employment of Employee by Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. The foregoing shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except where such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed one percent (1%) of the outstanding shares of stock of such listed company. Employee shall not at any time during or after the Term of this Agreement use (except on behalf of Employer), divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, confidential methods of operations and organization, confidential sources of supply, identity of employees, customer lists and confidential financial information.

        4. (a) For all services rendered by Employee during the Term of this Agreement, Employer shall pay Employee a salary at the rate of NINETY-SIX THOUSAND DOLLARS ($96,000) per annum during the period January l, 1997 to December 31, 1997; at the rate of ONE HUNDRED TWO THOUSAND DOLLARS ($l02,000) per annum during the period January 1, 1998 to December 31, 1998 and at the rate of ONE HUNDRED EIGHT THOUSAND DOLLARS ($l08,000) per annum during the period January 1, 1999 to December 31, 1999. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for him and for its employees generally. This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time, or if the Employee shall accept such increase.

        All payments under this Agreement are in United States dollars unless otherwise specified.

            (b) Employer may make appropriate deductions from the said payments required to be made in this Section 4 to Employee to comply with all governmental withholding requirements.

            (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, his duties by reason of illness or any other incapacity for (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee thereafter during the Term for the duration of such incapacity 35% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity.

            (d) The Board upon the recommendation of the Compensation Committee of the Board shall consider no later than May 31, l998, l999, and 2000, respectively (provided there is no delay in obtaining the financial statements as provided below, but in no event later than 45 days following receipt thereof) the grant of a bonus ("Bonus") to Employee based on Employee's performance for the immediately preceding fiscal year. Notwithstanding the foregoing, Employer shall pay Employee the highest Bonus applicable for any of the fiscal years ending December 31, l997, l998, and l999 only, in the event Employer's pre-tax consolidated earnings for such year determined in accordance with Section 4(d) exceed the respective amounts hereinafter set forth. The Bonuses shall not exceed $20,000 for any year.

If Pre-Tax Consolidated
Earnings Exceed For                   Annual Non-Cumulative Level of
l997, l998 and l999                         Bonus Payable
-----------------------               ------------------------------
  $   250,000                               $   625.00
      375,000                                   937.50
      500,000                                 1,250.00
      625,000                                 1,562.50
      750,000                                 1,875.50
      875,000                                 2,187.50
    l,000,000                                 2,500.00
    1,125,000                                 2,812.50
    l,250,000                                 3,125.00
    1,375,000                                 3,437.50
    1,500,000                                 3,750.00
    1,625,000                                 4,062.50
    1,750,000                                 4,375.00
    1,875,000                                 4,687.50
    2,000,000                                 5,000.00
    2,125,000                                 5,312.50
    2,250,000                                 5,625.00
    2,375,000                                 5,937.50
    2,500,000                                 6,250.00
    2,625,000                                 6,562.50
    2,750,000                                 6,875.00
    2,875,000                                 7,187.50
    3,000,000**                               7,500.00
    4,000,000**                              10,000.00
    5,000,000**                              12,500.00
    6,000,000**                              15,000.00
    7,000,000**                              17,500.00
    8,000,000**                              20,000.00 (Maximum)

  -------------
  ** For each incremental level of $l25,000 between $3,000,000 and $8,000,000 not listed, there is an additional Bonus of $3l2.50

            There shall be excluded from the calculation of pre-tax consolidated earnings during the Term of this Agreement the amount by which
(x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year or (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, in each case in (x) and (y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation.

            Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated earnings levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on his performance.

            Notwithstanding anything to the contrary contained herein, if Employee is not in the employ of Employer at the end of any aforesaid 1997, l998 or 1999 fiscal year, no Bonus shall be paid for such fiscal year. In the event of Employee's death on or after January 1 of 1998, l999 or 2000, any Bonus to which he is otherwise entitled for the prior fiscal year shall be paid to his widow if she shall survive him or if she shall predecease him to his surviving issue per stirpes and not per capita.

            Such pre-tax consolidated earnings shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such pre-tax consolidated earnings, shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated earnings as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties. Payment of such amount, if any is due, shall be made for each year by Employer to Employee within sixty (60) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax consolidated earnings for each of the years 1997, l998, and l999. Employer undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (130) days from the close of each such fiscal year and to cause said independent certified public accountants, concomitantly with delivery of such statement by accountants to it, to deliver a copy of such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

            (e) In the event Employee dies during the Term of this Agreement while the Employee is still in the Employ of Employer, Employer shall pay to Employee's widow or his surviving issue, as the case may be, for the balance of the Term of the Agreement, or eighteen (18) months, whichever is less, annual death benefits payable weekly or in accordance with Employer's payroll practices in an amount equal to 35% of Employee's then annual base salary rate.

        5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such supporting information as Employer may from time to time request.

        6. During the Term of this Agreement, Employee shall be entitled to a vacation during the usual vacation period of Employer in accordance with such vacation schedules as Employer may prescribe.

        7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, and during any subsequent employment of Employee by Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in anyway, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment of Employee by Employer and Employee shall not engage in any such business, directly or indirectly on his own account and, except as permitted by paragraph 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. For a period of two (2) years following termination of employment for any reason, Employee shall not directly or indirectly (i) engage or otherwise be involved in the recruitment or employment of any Employer employee or, (ii) solicit or render any service directly or indirectly to any other person or entity with regard to soliciting any customer of the Employer during the two (2) year period prior to termination of employment with respect to products or services competitive with products or services of Employer. Employee shall at no time during or after employment disclose to any person, other than Employer, or otherwise use any information of or regarding Employer except on behalf of Employer, nor communicate, publish, or otherwise transmit, in any manner whatsoever, untrue information or negative, competitive, personal or other information or comments regarding Employer. In addition, Employee agrees that all lists, materials, books, files, reports, correspondence, records and other documents and information ("Employer Materials") used, prepared or made available to Employee, shall be and shall remain the property of Employer. Upon the termination of employment of Employee or the expiration of this Agreement, whichever is earlier, all Employer Materials shall be immediately returned to Trans-Lux Corporation, and Employee shall not make or retain any copies thereof, nor disclose or otherwise use any information relating to said Employer Materials to any other party. As used herein the term Employer shall include Employer, Employer's subsidiaries and affiliates, and any individuals employed or formerly employed by any of them. Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enjoin Employee from any breach of this Agreement, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke. In addition to the obligations of the Employee contained in this Agreement, Employee agrees to be bound by the provisions contained in Exhibit A to this Agreement.

        8. In the event any provision of paragraph 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

        9. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

        10. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and served personally or sent by United States certified or registered mail, return receipt requested, or overnight courier such as Federal Express or Airborne to his address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the Chairman or Vice Chairman of the Board, 110 Richards Avenue, Norwalk, Connecticut 06856-5090, in the case of Employer, or such other address as designated in writing by the parties.

        11. This Agreement shall be construed in accordance with the laws of the State of New York.

        12. This instrument contains the entire agreement between the parties and supersedes as of January l, l997 the Employment Agreement between the parties dated July l, l994, except for any Bonus for l996 payable in l997 in accordance with paragraph 4(d)of such agreement. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

        IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.

                                        TRANS-LUX CORPORATION

                                      By: /s/ Michael R. Mulcahy
                                         -------------------------------
                                          Executive Vice President

                                          /s/ Frank Daniels
                                         -------------------------------
                                              Frank Daniels

                                                        EX-10.10

        AGREEMENT made as of the 27th day of December l996 effective January l, l997 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at 110 Richards Avenue, Norwalk, Connecticut 06856-5090 (hereinafter called "Employer"), and KARL HIRSCHAUER residing at 11 Lorna Lane, Tallman, NY 10982 (hereinafter called, "Employee").

                             W I T N E S S E T H:

        1. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

        2. (a) The term ("Term") of the Agreement shall be the period commencing on January l, l997 and terminating December 3l, 1999.

        (b) In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other and, upon the 30th day following such notice the employment of Employee shall terminate.

        (c) Upon expiration of the Term of this Agreement, neither party shall have any further obligations or liabilities to the other except as otherwise specifically provided in this Agreement.

        3. Employee shall be employed in an executive and/or engineering capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate). Employer shall use its best efforts to cause Employee to be elected and continue to be elected a Senior Vice President of Employer during the Term of this Agreement. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors, the Chairman of the Board, or the Vice-Chairman of the Board, President or Executive Vice President, and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Board of Directors of Employer, to which Employee does hereby agree to be bound. Employee shall devote his entire time, attention and energies during usual business hours (subject to Employer's policy with respect to holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of Employer or of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director he will do so without additional compensation, other than director's fees or honoraria, if any.

        During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use his best efforts, skills and abilities in the performance of his services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries. Employee shall not, during the Term and during any subsequent employment of Employee by Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. The foregoing shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except where such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed one percent (1%) of the outstanding shares of stock of such listed company. Employee shall not at any time during or after the Term of this Agreement use (except on behalf of Employer) divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, inventions, confidential methods of operations and organization, confidential sources of supply, identity of employees, customer lists and confidential financial information.

        4. (a) For all services rendered by Employee during the Term of this Agreement, Employer shall pay Employee a salary at the rate of ONE HUNDRED EIGHT THOUSAND DOLLARS ($l08,000) per annum during the period January l, 1997 to December 31, 1997; at the rate of ONE HUNDRED FOURTEEN THOUSAND DOLLARS ($ll4,000) per annum during the period January 1, 1998 to December 31, 1998 and at the rate of ONE HUNDRED TWENTY THOUSAND DOLLARS ($l20,000) per annum during the period January 1, 1999 to December 31, 1999. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for him and for its employees generally. This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time, or if the Employee shall accept such increase.

        All payments under this Agreement are in United States dollars unless otherwise specified.

        (b) Employer may make appropriate deductions from the said payments required to be made in this Section 4 to Employee to comply with all governmental withholding requirements.

        (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, his duties by reason of illness or any other incapacity for (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee thereafter during the Term for the duration of such incapacity 35% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity.

        (d) The Board upon the recommendation of the Compensation Committee of the Board shall consider no later than May 31, l998, l999, and 2000, respectively (provided there is no delay in obtaining the financial statements as provided below, but in no event later than 45 days following receipt thereof) the grant of a bonus ("Bonus") to Employee based on Employee's performance for the immediately preceding fiscal year. Notwithstanding the foregoing, Employer shall pay Employee the highest Bonus applicable for any of the fiscal years ending December 31, l997, l998, and l999 only, in the event Employer's pre-tax consolidated earnings for such year determined in accordance with Section 4(d) exceed the respective amounts hereinafter set forth. The Bonuses shall not exceed $20,000 for any year.

If Pre-Tax Consolidated
Earnings Exceed For             Annual Non-Cumulative Level
l997, l998 and l999                  of Bonus Payable
-----------------------         ---------------------------
   $  250,000                         $   625.00
      375,000                             937.50
      500,000                           1,250.00
      625,000                           1,562.50
      750,000                           1,875.50
      875,000                           2,187.50
    l,000,000                           2,500.00
    1,125,000                           2,812.50
    l,250,000                           3,125.00
    1,375,000                           3,437.50
    1,500,000                           3,750.00
    1,625,000                           4,062.50
    1,750,000                           4,375.00
    1,875,000                           4,687.50
    2,000,000                           5,000.00
    2,125,000                           5,312.50
    2,250,000                           5,625.00
    2,375,000                           5,937.50
    2,500,000                           6,250.00
    2,625,000                           6,562.50
    2,750,000                           6,875.00
    2,875,000                           7,187.50
    3,000,000   **                      7,500.00
    4,000,000   **                     10,000.00
    5,000,000   **                     12,500.00
    6,000,000   **                     15,000.00
    7,000,000   **                     17,500.00
    8,000,000   **                     20,000.00 (Maximum)

  -----------
  ** For each incremental level of $l25,000 between $3,000,000 and $8,000,000 not listed, there is an additional Bonus of $3l2.50

        There shall be excluded from the calculation of pre-tax consolidated earnings during the Term of this Agreement the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the

Employer's net book value as at the end of the immediate preceding fiscal year or (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, in each case in (x) and (y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation.

        Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated earnings levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on his performance.

        Notwithstanding anything to the contrary contained herein, if Employee is not in the employ of Employer at the end of any aforesaid 1997, l998 or 1999 fiscal year, no Bonus shall be paid for such fiscal year. In the event of Employee's death on or after January 1 of 1998, l999 or 2000, any Bonus to which he is otherwise entitled for the prior fiscal year shall be paid to his widow if she shall survive him or if she shall predecease him to his surviving issue per stirpes and not per capita.

        Such pre-tax consolidated earnings shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such pre-tax consolidated earnings, shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated earnings as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties.
Payment of such amount, if any is due, shall be made for each year by Employer to Employee within sixty (60) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax consolidated earnings for each of the years 1997, l998, and l999. Employer undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (130) days from the close of each such fiscal year and to cause said independent certified public accountants, concomitantly with delivery of such statement by accountants to it, to deliver a copy of such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

        (e) In the event Employee dies during the Term of this Agreement while the Employee is still in the Employ of Employer, Employer shall pay to Employee's widow or his surviving issue, as the case may be, for the balance of the Term of the Agreement, or eighteen (18) months, whichever is less, annual death benefits payable weekly or in accordance with Employer's payroll practices in an amount equal to 35% of Employee's then annual base salary rate.

        5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such supporting information as Employer may from time to time request.

        6. During the Term of this Agreement, Employee shall be entitled to a vacation during the usual vacation period of Employer in accordance with such vacation schedules as Employer may prescribe.

        7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, and during any subsequent employment of Employee by Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in anyway, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment of Employee by Employer and Employee shall not engage in any such business, directly or indirectly on his own account and, except as permitted by paragraph 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. For a period of two (2) years following termination of employment for any reason, Employee shall not directly or indirectly (i) engage or otherwise be involved in the recruitment or employment of any Employer employee or (ii) solicit or render any service directly or indirectly to any other person or entity with regard to soliciting any customer of the Employer during the two (2) year period prior to termination of employment with respect to products or services competitive with products or services of Employer. Employee shall at no time during or after employment disclose to any person, other than Employer, or otherwise use any information of or regarding Employer except on behalf of Employer, nor communicate, publish, or otherwise transmit, in any manner whatsoever, untrue information or negative, competitive, personal or other information or comments regarding Employer. In addition, Employee agrees that all lists, materials, books, files, reports, correspondence, records and other documents and information ("Employer Materials") used, prepared or made available to Employee, shall be and shall remain the property of Employer. Upon the termination of employment of Employee or the expiration of this Agreement, whichever is earlier, all Employer Materials shall be immediately returned to Trans-Lux Corporation, and Employee shall not make or retain any copies thereof, nor disclose or otherwise use any information relating to said Employer Materials to any other party. As used herein the term Employer shall include Employer, Employer's subsidiaries and affiliates, and any individuals employed or formerly employed by any of them. Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enjoin Employee from any breach of this Agreement, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke. In addition to the obligations of the Employee contained in this Agreement, Employee agrees to be bound by the provisions contained in Exhibits A and B to this Agreement.

        8. In the event any provision of paragraph 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

        9. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

        10. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and served personally or sent by United States certified or registered mail, return receipt requested, or overnight courier such as Federal Express or Airborne to his address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the Chairman or Vice Chairman of the Board, 110 Richards Avenue, Norwalk, Connecticut 06856-5090, in the case of Employer, or such other address as designated in writing by the parties.

        11. This Agreement shall be construed in accordance with the laws of the State of New York.

        12. This instrument contains the entire agreement between the parties and supersedes as of January l, l997 the Employment Agreement between the parties dated July l, l994, except for any Bonus for l996 payable in l997 in accordance with paragraph 4(d) of such agreement. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

        IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.

                                        TRANS-LUX CORPORATION


                                        By: /s/ Michael R. Mulcahy
                                           ------------------------------
                                            Executive Vice President

                                            /s/ Karl Hirschauer
                                           -------------------------------
                                            Karl Hirschauer

                                                        EX-10.12

        AGREEMENT made as of the lst day of January, l997 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at l10 Richards Avenue, Norwalk, Connecticut 06856-5090 (hereinafter called "Employer"), and ANGELA TOPPI residing at l05 Cedar Lane, Ridgefield, Connecticut 06877 (hereinafter called, "Employee").

                             W I T N E S S E T H:

        l. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

        2. (a) The term ("Term") of the Agreement shall be the period commencing on January l, l997 and terminating December 3l, l999.

            (b) In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other and, upon the 30th day following such notice the employment of Employee shall terminate.

            (c) Upon expiration of the Term of this Agreement, neither party shall have any further obligations or liabilities to the other except as otherwise specifically provided in this Agreement.

        3. Employee shall be employed in an executive capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate). Employer shall use its best efforts to cause Employee to be elected and continue to be elected a Senior Vice President of Employer during the Term of this Agreement. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, President or Executive Vice President, and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Board of Directors of Employer, to which Employee does hereby agree to be bound. Employee shall devote her entire time, attention and energies during usual business hours (subject to Employer's policy with respect to holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of Employer or of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director she will do so without additional compensation, other than director's fees or honoraria, if any.

        During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use her best efforts, skills and abilities in the performance of her services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries. Employee shall not, during the Term and during any subsequent employment of Employee by Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. The foregoing shall not be construed as preventing Employee from investing her assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except where such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed one percent (l%) of the outstanding shares of stock of such listed company. Employee shall not at any time during or after the Term of this Agreement use (except on behalf of Employer), divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, confidential methods of operations and organization, confidential sources of supply, identity of employees, customer lists and confidential financial information.

        4. (a) For all services rendered by Employee during the Term of this Agreement, Employer shall pay Employee a salary at the rate of ONE HUNDRED ONE

THOUSAND DOLLARS ($l0l,000) per annum during the period January l, l997 to December 3l, l997; at the rate of ONE HUNDRED SIX THOUSAND DOLLARS ($106,000) per annum during the period January l, l998 to December 3l, l998 and at the rate of ONE HUNDRED TWELVE THOUSAND DOLLARS ($ll2,000) per annum during the period January l, l999 to December 3l, l999. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which she shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for her and for its employees generally. This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time, or if the Employee shall accept such increase.

        All payments under this Agreement are in United States dollars unless otherwise specified.

            (b) Employer may make appropriate deductions from the said payments required to be made in this Section 4 to Employee to comply with all governmental withholding requirements.

            (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, her duties by reason of illness or any other incapacity for (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee thereafter during the Term for the duration of such incapacity or l8 months, whichever is less, 35% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity.

            (d) The Board upon the recommendation of the Compensation Committee of the Board shall consider no later than May 3l, l998, l999, and 2000, respectively (provided there is no delay in obtaining the financial statements as provided below, but in no event later than 45 days following receipt thereof) the grant of a bonus ("Bonus") to Employee based on Employee's performance for the immediately preceding fiscal year. Notwithstanding the foregoing, Employer shall pay Employee the highest Bonus applicable for any of the fiscal years ending December 3l, l997, l998, and l999 only, in the event Employer's pre-tax consolidated earnings for such year determined in accordance with Section 4(d) exceed the respective amounts hereinafter set forth. The Bonuses shall not exceed $l0,000 for any year


If Pre-Tax Consolidated
Earnings Exceed for               Annual Non-Cumulative Level of
l997, l998 and l999                       Bonus Payable
-----------------------                   -------------
                                    l997                      l998 and l999
                                   ------                     -------------
$  250,000                         3l2.50                         625.00
   375,000                         468.75                         937.50
   500,000                         625.00                       1,250.00
   625,000                         781.25                       1,562.50
   750,000                         937.50                       1,875.50
   875,000                       1,093.75                       2,187.50
 1,000,000                       1,250.00                       2,500.00
 1,125,000                       1,406.25                       2,812.50
 1,250,000                       1,562.50                       3,125.00
 1,375,000                       1,718.75                       3,437.50
 1,500,000                       1,875.00                       3,750.00
 1,625,000                       2,031.25                       4,062.50
 1,750,000                       2,187.50                       4,375.00
 1,875,000                       2,343.75                       4,687.50
 2,000,000                       2,500.00                       5,000.00
 2,125,000                       2,656.25                       5,312.50
 2,250,000                       2,812.50                       5,625.00
 2,375,000                       2,968.75                       5,937.50
 2,500,000                       3,125.00                       6,250.00
 2,625,000                       3,281.25                       6,562.50
 2,750,000                       3,437.50                       6,875.00
 2,875,000                       3,593.75                       7,187.50
 3,000,000**                     3,750.00                       7,500.00
 4,000,000**                     5,000.00                      10,000.00
 5,000,000                       6,250.00                      10,000.00 (maximum)
 6,000,000                       7,500.00                      10,000.00 (maximum)
 7,000,000                       8,750.00                      10,000.00 (maximum)
 8,000,000 and up               10,000.00 (maximum)            10,000.00 (maximum)
----------

** For each incremental level of $125,000 between $3,000,000 and $4,000,000 not listed, there is an additional Bonus of $ 156.25 for l997 and $3l2.50 for l998 and l999 up to maximum.

            There shall be excluded from the calculation of pre-tax consolidated earnings during the Term of this Agreement the amount by which
(x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year or (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, in each case in (x) and (y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation.

            Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated earnings levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on her performance.

            Notwithstanding anything to the contrary contained herein, if Employee is not in the employ of Employer at the end of any aforesaid l997, l998 or l999 fiscal year, no Bonus shall be paid for such fiscal year. In the event of Employee's death on or after January l of l998, l999 or 2000, any Bonus to which she is otherwise entitled for the prior fiscal year shall be paid to her surviving spouse if he shall survive her or if he shall predecease her to her surviving issue per stirpes and not per capita.

            Such pre-tax consolidated earnings shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such pre-tax consolidated earnings, shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated earnings as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties. Payment of such amount, if any is due, shall be made for each year by Employer to Employee within sixty (60) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax consolidated earnings for each of the years l997, l998, and l999. Employer undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (l30) days from the close of each such fiscal year and to cause said independent certified public accountants, concommitantly with delivery of such statement by accountants to it, to deliver a copy of such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

            (e) In the event Employee dies during the Term of this Agreement while the Employee is still in the employ of Employer, Employer shall pay to Employee's surviving spouse or her surviving issue, as the case may be, for the balance of the Term of the Agreement, or eighteen (l8) months, whichever is less, annual death benefits payable weekly or in accordance with Employer's payroll practices in an amount equal to 35% of Employee's then annual base salary rate.

        5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such supporting information as Employer may from time to time request.

        6. During the Term of this Agreement, Employee shall be entitled to a vacation during the usual vacation period of Employer in accordance with such vacation schedules as Employer may prescribe.

        7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, and during any subsequent employment of Employee by Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in any way, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment of Employee by Employer and Employee shall not engage in any such business, directly or indirectly on her own account and, except as permitted by paragraph 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. For a period of two (2) years following termination of employment for any reason, Employee shall not directly or indirectly (i) engage or otherwise be involved in the recruitment or employment of any Employer employee or, (ii) solicit or render any service directly or indirectly to any other person or entity with regard to soliciting any customer of the Employer during the two (2) year period prior to termination of employment with respect to products or services competitive with products or services of Employer. Employee shall at no time during or after employment disclose to any person, other than Employer, or otherwise use any information of or regarding Employer except on behalf of Employer, nor communicate, publish, or otherwise transmit, in any manner whatsoever, untrue information or negative, competitive, personal or other information or comments regarding Employer. In addition, Employee agrees that all lists, materials, books, files, reports, correspondence, records and other documents and information ("Employer Materials") used, prepared or made available to Employee, shall be and shall remain the property of Employer. Upon the termination of employment of Employee or the expiration of this Agreement, whichever is earlier, all Employer Materials shall be immediately returned to Trans-Lux Corporation, and Employee shall not make or retain any copies thereof, nor disclose or otherwise use any information relating to said Employer Materials to any other party. As used herein the term Employer shall include Employer, Employer's subsidiaries and affiliates, and any individuals employed or formerly employed by any of them. Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enjoin Employee from any breach of this Agreement, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke. In addition to the obligations of the Employee contained in this Agreement, Employee agrees to be bound by the provisions contained in Exhibit A to this Agreement.

        8. In the event any provision of paragraph 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

        9. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

        l0. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and served personally or sent by United States certified or registered mail, return receipt requested, or overnight courier such as Federal Express or Airborne to her address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the Chairman, Vice Chairman of the Board or

President, ll0 Richards Avenue, Norwalk, Connecticut 06856-5090, in the case of Employer, or such other address as designated in writing by the parties.

        ll. This Agreement shall be construed in accordance with the laws of the State of New York.

        l2. This instrument contains the entire agreement between the parties. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

        IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.

                                        TRANS-LUX CORPORATION


                                        By:  /s/ Victor Liss
                                           ------------------------
                                                  President

                                             /s/ Angela Toppi
                                           ------------------------
                                                  Angela Toppi